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As filed with the Securities and Exchange Commission on May 23, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SRC Energy Inc.
(exact name of registrant as specified in its charter)

Colorado (State or Other Jurisdiction of Incorporation or Organization)	1311 Primary Standard Industrial Code	20-2835920 (I.R.S. Employer Identification No.)

1675 Broadway, Suite 2600 Denver, Colorado 80202 (720) 616-4300	Cathleen M. Osborn Executive Vice President and General Counsel 1675 Broadway, Suite 2600 Denver, Colorado 80202 (720) 616-4300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
John Elofson
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Telephone: 303-892-9400

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer" , "smaller reporting company", and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B of the Securities Act. ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share or Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

6.250% Senior Notes due 2025	$550,000,000	100%	$550,000,000	$68,475

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended (the "Securities Act").

           The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 23, 2018

PRELIMINARY PROSPECTUS

SRC Energy Inc.

Offer to Exchange up to

$550,000,000

6.250% Senior Notes due 2025
That Have Been Registered Under the Securities Act of 1933
For
Any and All Outstanding Unregistered
6.250% Senior Notes due 2025

The Exchange Offer

  •
  We are offering to exchange up to $550,000,000 of our outstanding unregistered 6.250% Senior Notes due 2025 ("old notes") for newly-issued notes with substantially identical terms that have been registered under the Securities Act of 1933, as amended ("new notes").

  •
  The exchange offer expires at 11:59 p.m., Eastern Time, on                , 2018, unless we decide to extend the expiration date.

  •
  We will exchange for an equal principal amount of new notes all old notes that you validly tender and do not validly withdraw before the exchange offer expires.

  •
  Tenders of old notes may be withdrawn at any time prior to the expiration date of the exchange offer.

  •
  The exchange of new notes for old notes should generally not be a taxable event for U.S. federal income tax purposes. Please read "Material U.S. Federal Income Tax Considerations."

The New 6.250% Senior Notes due 2025 Offered in the Exchange Offer

  •
  The terms of the new notes are identical to the terms of the old notes that were issued on November 29, 2017, except that the new notes will be registered under the Securities Act of 1933, as amended (the "Securities Act"), and there are certain terms relating to transfer restrictions, registration rights and payment of additional interest in case of non-registration relating to the old notes that do not apply to the new notes. We will not list the new notes on any securities exchange.

        You should carefully consider the risk factors beginning on page 10 of this prospectus before participating in the exchange offer.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to make this prospectus available until the earlier of 180 days from the completion date of this exchange offer or such time as such broker-dealers no longer hold any old notes, to any broker-dealer for use in connection with any such resale; provided that if the letters of transmittal relating to the exchange offer as provided to us indicate that no holder is a broker-dealer, we will not be obligated to maintain the effectiveness of the registration statement of which this prospectus is a part after the consummation of the exchange offer. See "Plan of Distribution."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                , 2018

        In this prospectus, unless the context otherwise requires, references to "we," "us," "our" or the "Company" refer to SRC Energy Inc.

        This prospectus incorporates business and financial information about our business that is not included in or delivered with this prospectus. You should rely only on the information contained in this prospectus or information contained in documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The information contained in this prospectus is accurate only as of its date or, in the case of an incorporated document, the date of its filing, regardless of the time of delivery of this prospectus or of any exchange of the old notes for new notes. We are not making this exchange offer to, nor will we accept surrenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer would violate securities or blue sky laws or where it is otherwise unlawful.

        You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following:

Corporate Secretary
SRC Energy Inc.
1675 Broadway, Suite 2600
Denver, Colorado 80202
(720) 616-4300

        In order to ensure timely delivery of the requested documents, requests should be made no later than five (5) business days prior to the expiration of this exchange offer. In the event that we extend the exchange offer, we urge you to submit your request at least five (5) business days before the expiration date, as extended. You will not be charged for any of the documents that you request.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements. All statements other than statements of historical facts included in and incorporated by reference into this report are "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The use of words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely," or similar expressions indicate forward-looking statements. Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, including known and unknown risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of, oil, natural gas, and natural gas liquids ("NGLs"), and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.

        Important factors that could cause our actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to those set forth in the section entitled "Risk Factors" beginning on page 10 of this prospectus and the "Risk Factors" sections of our Annual Report on Form 10-K for the year ended December 31, 2017 (our "2017 Form 10-K"), our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 (our "first quarter 2018 Form 10-Q") and our other filings with the SEC. We urge you to carefully review and consider these documents for further information on risks and uncertainties that could affect our business, financial condition, results of operations and prospects, which documents are incorporated by this reference as though fully set forth herein. We caution you not to place undue reliance on forward-looking statements, which speak only as of the respective dates on which they were made.

        We undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance or currently unknown facts or conditions or the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement. See also "Incorporation of Certain Information by Reference."

PROSPECTUS SUMMARY

        This summary highlights selected information appearing elsewhere in this prospectus. This summary does not contain all the information you should consider before making an investment decision. You should read this entire prospectus and the documents incorporated by reference in this prospectus carefully before making an investment decision. Please read the section entitled "Risk Factors" beginning on page 10 of this prospectus and additional information contained in our 2017 Form 10-K and our first quarter 2018 Form 10-Q incorporated by reference in this prospectus for more information about important factors you should consider before making an investment decision.

 Our Company

        We are an independent oil and gas company engaged in the acquisition, development, and production of oil, natural gas, and NGLs in the D-J Basin, which we believe to be one of the premier, liquids-rich oil and natural gas resource plays in the United States. It contains hydrocarbon-bearing deposits in several formations, including the Niobrara, Codell, Greenhorn, Shannon, Sussex, J-Sand, and D-Sand. The area has produced oil and natural gas for over fifty years and benefits from established infrastructure including midstream and refining capacity, long reserve life, and multiple service providers.

        Our oil and natural gas activities are focused in the Wattenberg Field, predominantly in Weld County, Colorado, an area that covers the western flank of the D-J Basin. Currently, we are focused on the horizontal development of the Codell formation as well as the three benches of the Niobrara formation, which are all characterized by relatively high liquids content.

Corporate information

        Our common stock is quoted on the NYSE American under the symbol "SRCI."

        Our principal executive offices are located at 1675 Broadway, Suite 2600, Denver, Colorado 80202. Our telephone number is (720) 616-4300.

        We also maintain an internet website at www.srcenergy.com, which contains information about us. Our website and the information contained in and connected to it are not a part of or incorporated by reference into this prospectus.

 Summary of the Exchange Offer

        On November 29, 2017, we completed a private offering of $550,000,000 principal amount of the old notes. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed to, among other things, offer new notes with substantially identical terms in exchange for the old notes.

Exchange Offer	We are offering to exchange our 6.250% Senior Notes due 2025 registered under the Securities Act, which we refer to as "new notes," for any and all of our currently outstanding unregistered 6.250% Senior Notes due 2025, which we will refer to as the "old notes." We sometimes refer to the old notes and the new notes collectively as the "notes," and, as used herein, "notes" is used to describe terms equally applicable to the old notes and new notes. The old notes may be tendered in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess of $2,000. In order to exchange an old note, you must follow the required procedures and we must accept the old note for exchange. We will exchange all old notes validly offered for exchange, or "tendered," and not validly withdrawn. As of the date of this prospectus, there is $550,000,000 aggregate principal amount of old notes outstanding.
Expiration Date

The exchange offer expires at 11:59 p.m., Eastern Time, on                        , 2018, unless we decide to extend the expiration date. We reserve the right, in our sole discretion, to extend the exchange offer, delay accepting for exchange any old notes in connection with the extension of the exchange offer, terminate the exchange offer, or amend the terms of the exchange offer in any way we determine. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will extend the offer such that at least five (5) business days remain in the offer following notice of a material change. Pursuant to the terms of the registration rights agreement, the expiration date of the exchange offer may not be less than twenty (20) business days following commencement of the exchange offer. The term "expiration date" means the latest date and time to which we extend the exchange offer.

Participation in the Exchange Offer and Resale of the New Notes

Based on interpretive letters of the SEC Staff to third parties, we believe that you may participate in the exchange offer and may offer for resale, resell and otherwise transfer the new notes issued pursuant to the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, if you:

• are not an "affiliate" of ours, as defined in Rule 405 of the Securities Act;

• are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes to be issued in the exchange offer;
• will acquire the new notes issued in the exchange offer in the ordinary course of your business;
• are not a broker-dealer that acquired the old notes directly from us; and
• are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

In addition, if you are a broker-dealer that will acquire new notes pursuant to the exchange offer in exchange for old notes that you acquired as a result of market-making or other trading activities, you must comply with the prospectus delivery requirements of the Securities Act in connection with a resale of the new notes as described in this summary under "Restrictions on Sale by Broker-Dealers" below.

We base our belief on interpretations by the SEC Staff in certain no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC Staff would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

By tendering your notes as described in "The Exchange Offer—Procedures for Tendering", you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above, you may not tender your old notes in the exchange offer, and you must comply with the applicable registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

Restrictions on Sale by Broker- Dealer

If you are a broker-dealer that has received new notes for your own account in exchange for old notes that were acquired as a result of market-making or other trading activities, you must (i) inform us per the instructions in the letter of transmittal and (ii) represent that you will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the new notes. A broker-dealer that so informs us may use this prospectus until 180 days from the completion date of this exchange offer.

Consequences If You Do Not Exchange Your Old Notes

If you are eligible to participate in the exchange offer and you do not tender your old notes, you will not have any further registration or exchange rights, and your old notes will continue to be subject to transfer restrictions. These transfer restrictions and the availability of new notes could adversely affect the trading market for your old notes.

Conditions	The exchange offer is subject to certain customary conditions, which we may waive, as described below under "The Exchange Offer—Conditions to the Exchange Offer."
Procedures Applicable to Old Notes Held in Book-Entry Form with DTC

The old notes were issued as global securities. Beneficial interests in old notes, held by participants in The Depository Trust Company ("DTC"), are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

If you hold your old notes in the form of book-entry interests and you wish to tender your old notes for exchange pursuant to the exchange offer, you must transmit to U.S. Bank National Association, as Exchange Agent (the "Exchange Agent"), on or prior to the Expiration Date, either:

•

a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and received by the Exchange Agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal; or

•

a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the Exchange Agent at the address set forth on the cover page of the letter of transmittal.

In addition, in order to deliver old notes held in the form of book-entry interests, a timely confirmation of book-entry transfer of such old notes into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfers described under "The Exchange Offer—Procedures for Tendering—Procedures Applicable to Old Notes Held in Book-Entry Form with DTC" must be received by the Exchange Agent prior to the Expiration Date.

A form of letter of transmittal accompanies this prospectus. By executing the letter of transmittal or delivering a computer-generated message through DTC's Automated Tender Offer Program system, you will represent to us, among other things, your eligibility to participate in the exchange offer.

No definitive certificated old notes are issued and outstanding as of the date of this prospectus. If you acquire certificated old notes prior to the expiration of the exchange offer, you must tender your certificated old notes in accordance with the procedures described in this prospectus under the heading "The Exchange Offer—Procedures for Tendering—Procedures Applicable to Holders of Certificated Old Notes."

Procedures for Beneficial Holders

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender such old notes in the exchange offer, please contact the registered holder as soon as possible and instruct it to tender on your behalf and comply with our instructions set forth elsewhere in this prospectus and the letter of transmittal. Please see the procedures described in this prospectus under the heading "The Exchange Offer—Procedures for Tendering—Procedures Applicable to Beneficial Holders."

Withdrawal of Tenders	You may withdraw your tender of old notes under the exchange offer at any time prior to 5 p.m., Eastern Time, on the expiration date.
Fees and Expenses	We will bear all expenses related to the exchange offer. Please refer to the section in this prospectus entitled "The Exchange Offer—Fees and Expenses."
Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.
Tax Consequences

The exchange of new notes for old notes in the exchange offer should generally not be a taxable event for U.S. federal income tax purposes. Please read "Material U.S. Federal Income Tax Considerations."

Exchange Agent

U.S. Bank National Association is serving as Exchange Agent in connection with the exchange offer. You should direct questions and requests for assistance, for additional copies of this prospectus or the letter of transmittal to the Exchange Agent addressed as follows: Attn: Specialized Finance, telephone number 800-934-6802. Eligible institutions may make requests by facsimile at 651-495-8158.

 Summary of the Terms of the New Notes

        The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please refer to the section of this prospectus entitled "Description of the New Notes."

Issuer	SRC Energy Inc.
Securities	$550,000,000 aggregate principal amount of our 6.250% senior notes due 2025.
Maturity	December 1, 2025.
Interest	Annual rate: 6.250%. The new notes offered by this prospectus will pay interest semi-annually in cash in arrears on June 1 and December 1 of each year, beginning on June 1, 2018.
Guarantees

Each of our domestic subsidiaries that is a "material subsidiary" (as defined in "Description of the New Notes") and guarantees our revolving credit facility must guarantee the notes. Any such guarantee of the notes may be released under certain circumstances.

Ranking	The notes are our general unsecured senior obligations. Accordingly, they:
• rank senior in right of payment to all existing and future subordinated unsecured indebtedness of SRC Energy Inc.;
• rank pari passu in right of payment with any existing and future senior unsecured indebtedness of SRC Energy Inc.;

•

rank effectively junior in right of payment our existing and future secured indebtedness, including indebtedness under our revolving credit facility (sometimes referred to as the "Senior Credit Agreement" or the "Revolver"), to the extent of the assets of SRC Energy Inc. constituting collateral securing that indebtedness; and

• are unconditionally guaranteed by Subsidiary Guarantors on a senior unsecured basis.
Optional Redemption

The notes are not redeemable until December 1, 2020. On and after December 1, 2020, SRC Energy Inc. may redeem all or a part of the notes, in each case at the redemption price described under "Description of the New Notes—Optional Redemption," together with any accrued and unpaid interest to the date of redemption.

Prior to December 1, 2020, SRC Energy Inc. may redeem up to 35% of the principal amount of the notes with all or a portion of the net cash proceeds of certain equity offerings at a redemption price equal to 106.250% of the principal amount thereof, plus accrued and unpaid interest, if any, on the notes redeemed to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if at least 65% of the aggregate principal amount of the notes issued under the indenture (excluding notes held by SRC Energy Inc. and its subsidiaries) remains outstanding after each such redemption and the redemption occurs within 180 days after the closing of such equity offering.

In addition, prior to December 1, 2020, we may redeem all or part of the notes at a "make-whole" redemption price described under "Description of the New Notes—Optional Redemption," together with any accrued and unpaid interest to the date of redemption.

Change of Control; Asset Sale

Upon the occurrence of a change of control (as defined in the indenture for the notes), holders of the notes will have the right to require us to repurchase all or a portion of the notes at a price equal to 101% of the aggregate principal amount of the notes repurchased, together with any accrued and unpaid interest to the date of purchase. In connection with certain asset sales, we may, under certain circumstances, be required to use the net cash proceeds of such asset sale to make an offer to purchase the notes at 100% of the principal amount, together with any accrued and unpaid interest to the date of purchase.

Certain Covenants	The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our subsidiaries to:
• borrow money;
• pay dividends or make other distributions on stock;
• purchase or redeem stock or subordinated indebtedness;
• make investments;
• create certain liens;
• enter into agreements that restrict distributions or other payments from our restricted subsidiaries;
• enter into transactions with affiliates;
• sell assets;
• consolidate with or merge with or into other companies or transfer all or substantially all our assets; and
• create unrestricted subsidiaries.
These covenants are subject to important exceptions and qualifications. See "Description of the New Notes—Certain Covenants."

If the notes achieve an investment grade rating from either S&P or Moody's and no default exists with respect to the notes, our obligation to comply with many of the covenants will be suspended. If the ratings from both S&P and Moody's subsequently decline to below investment grade, the covenants will be reinstated as of the date of such ratings decline. See "Description of the New Notes—Certain Covenants—Changes in Covenants if Notes Rated Investment Grade."

No Prior Market

The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. Accordingly, we cannot assure you as to the development or liquidity of any market for the new notes. We do not intend to apply for a listing of the notes on any securities exchange or for the inclusion of the new notes on any automated dealer quotation system.

Risk Factors

Investing in the new notes involves risks. You should consider all of the information contained in and incorporated by reference into this prospectus before making an investment in the new notes. In particular, you should consider the factors described under "Risk Factors" beginning on page 10, as well as the other cautionary language statements throughout this prospectus, for a discussion of factors you should carefully consider before deciding to invest in the new notes.

 SELECTED FINANCIAL DATA

	Three Months Ended March 31, 2018			Four Months Ended December 31, 2015
		Year Ended December 31,			Year Ended August 31,
		2017	2016		2015	2014	2013
Results of Operations
(in thousands):
Revenues	$147,233	$362,516	$107,149	$34,138	$124,843	$104,219	$46,223
Net income (loss)	65,796	142,482	(219,189)	(122,932)	18,042	28,853	9,581
Net income (loss) per common share:
Basic	$0.27	$0.69	$(1.26)	$(1.14)	$0.19	$0.38	$0.17
Diluted	$0.27	$0.69	$(1.26)	$(1.14)	$0.19	$0.37	$0.16
Certain Balance Sheet Information
(in thousands):
Total Assets	$2,207,006	$2,079,564	$1,024,113	$672,616	$746,449	$448,542	$291,236
Working (Deficit) Capital	(66,017)	(42,272)	(38,056)	24,992	93,129	(35,338)	50,608
Long-term Obligations	538,471	538,359	75,614	78,000	78,000	37,000	37,000
Total Liabilities	829,095	771,130	183,374	166,106	174,052	167,052	88,016
Equity	1,377,911	1,308,434	840,739	506,510	572,397	281,490	203,220
Certain Operating Statistics:
Production:
Oil (MBbls)	2,041	5,824	2,257	742	1,970	941	421
Natural Gas (MMcf)	7,719	24,834	12,086	3,468	7,344	3,747	2,108
NGLs (MBbls)	758	2,518	—	—	—	—	—
MBOE	4,086	12,481	4,271	1,320	3,194	1,566	773
BOED	45,397	34,194	11,670	10,822	8,750	4,290	2,117
Average sales price per BOE(1)	$35.58	$28.79	$25.09	$25.86	$39.09	$66.56	$59.83
LOE per BOE	$1.93	$1.56	$4.67	$4.41	$4.70	$5.10	$4.42
DD&A(2) per BOE	$9.08	$9.00	$10.93	$14.22	$20.62	$21.05	$17.26

(1)
Adjusted to include the effect of transportation and gathering expenses.

(2)
Depletion, Depreciation, & Accretion

        As of January 1, 2017, our natural gas processing agreements with DCP Midstream have been modified to allow us to take title to the NGLs resulting from the processing of our natural gas. Based on this, we began reporting reserves, sales volumes, prices, and revenues for natural gas and NGLs separately for periods after January 1, 2017. For periods prior to January 1, 2017, we did not separately report reserves, sales volumes, prices, and revenues for NGLs as we did not take title to these NGLs. Instead, the value attributable to these unrecognized NGL volumes was included within natural gas revenues as an increase to the overall price received. This change impacts the comparability of 2017 with prior periods.

        On February 25, 2016, we changed our fiscal year from the period beginning on September 1 and ending on August 31 to the period beginning on January 1 and ending on December 31. As a result, the selected financial data above includes financial information for the transition period from September 1, 2015 through December 31, 2015. This financial information may not be directly comparable to the prior periods as it covers a shorter time frame.

        See Note 19 to the consolidated financial statements incorporated from the 2017 Form 10-K for our quarterly financial data. See Note 1 and Note 3 to the consolidated financial statements incorporated from the 2017 Form 10-K for information concerning significant accounting policies and acquisitions, respectively.

RISK FACTORS

        An investment in the new notes involves risks. In addition to the other information set forth elsewhere or incorporated by reference in this prospectus (including the risk factors included in our 2017 Form 10-K and the first quarter 2018 Form 10-Q) the following factors relating to the exchange offer and the notes should be considered carefully in deciding whether to participate in the exchange offer.

Risks Relating to the Exchange Offer

         Your old notes will not be accepted for exchange if you fail to follow the procedures for the exchange offer.

        We will not accept your old notes for exchange if you do not follow the procedures for the exchange offer. We are under no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If there are defects or irregularities with respect to your tender of old notes, we may not accept your old notes for exchange.

         An active trading market may not develop for the new notes.

        The new notes are a new issue of securities, and there is no established trading market for the new notes. An active trading market for the new notes may not develop, in which case the market price and liquidity of the new notes may be adversely affected. In addition, you may not be able to sell your new notes at a particular time or at a price favorable to you. Future trading prices of the new notes will depend on many factors, including prevailing interest rates, our results of operations and financial condition, political and economic developments, the market for similar securities, and the other factors described in this prospectus under "Risk Factors" and the risk factors incorporated by reference in this prospectus. It is possible that the market for the new notes will be subject to disruptions. A disruption may have a negative effect on you as a holder of the new notes, regardless of our prospects or performance.

Risks Associated with our Indebtedness and the Notes

         We may be unable to fulfill our obligations under the notes.

        We have a substantial amount of indebtedness outstanding. As a result, a significant portion of our cash flow will be required to pay interest and principal on our indebtedness, and we may not generate sufficient cash flow from operations, or have future borrowing capacity available, to enable us to repay our indebtedness, including the notes, or to fund other liquidity needs. As of May 17, 2018, we had approximately $550 million in outstanding indebtedness, including the old notes.

        Servicing our indebtedness and satisfying our other obligations will require a significant amount of cash. Our cash flow from operating activities and other sources may not be sufficient to fund our liquidity needs. Our ability to pay interest and principal on our indebtedness and to satisfy our other obligations will depend on our future operating performance and financial condition and the availability of refinancing indebtedness, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our revolving credit facility or otherwise, in an amount sufficient to fund our liquidity needs, including the payment of principal and interest on the notes.

        A substantial decrease in our operating cash flow or an increase in our expenses could make it difficult for us to meet debt service requirements and could require us to modify our operations, including by curtailing our exploration and drilling programs, selling assets, reducing our capital expenditures, refinancing all or a portion of our existing debt or obtaining additional financing. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations.

        In addition, the terms of future debt agreements may, and our existing debt agreements will, restrict us from implementing some of these alternatives. In the absence of adequate cash from operations and other available capital resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate these dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any dispositions may not be adequate to meet our debt service obligations then due.

         Covenants in the indenture governing the notes and in our revolving credit facility currently impose, and future financing agreements may impose, significant operating and financial restrictions.

        The indenture governing the notes and our revolving credit facility contain restrictions, and future financing agreements may contain additional restrictions, on our activities, including covenants that restrict our and our restricted subsidiaries' ability to:

  •
  incur additional debt;

  •
  pay dividends on, redeem or repurchase stock;

  •
  create liens;

  •
  make specified types of investments;

  •
  apply net proceeds from certain asset sales;

  •
  engage in transactions with our affiliates;

  •
  engage in sale and leaseback transactions;

  •
  merge or consolidate;

  •
  restrict dividends or other payments from restricted subsidiaries;

  •
  sell equity interests of restricted subsidiaries; and

  •
  sell, assign, transfer, lease, convey or dispose of assets.

        Our revolving credit facility is secured by substantially all of our oil and gas properties as well as a pledge of all ownership interests in operating subsidiaries. The restrictions contained in our debt agreements may prevent us from taking actions that we believe would be in the best interest of our business, and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. We may also incur future debt obligations that might subject us to additional restrictive covenants that could affect our financial and operational flexibility.

         If we are unable to comply with the restrictions and covenants in the agreements governing the notes and other debt, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that we have borrowed and would impact our ability to make principal and interest payments on the notes.

        Any default under the agreements governing our indebtedness, including a default under our revolving credit facility that is not waived by the required lenders, and the remedies sought by the holders of any such indebtedness, could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness.

        In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our revolving credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders under our revolving credit facility to avoid being in default. If we breach our covenants under our revolving credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our revolving credit facility, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. We cannot assure you that we will be granted waivers or amendments to our debt agreements if for any reason we are unable to comply with these agreements, or that we will be able to refinance our debt on terms acceptable to us, or at all.

         Notwithstanding our current indebtedness levels and restrictive covenants, we will still be able to incur substantial additional debt or make certain restricted payments, which could exacerbate the risks described above.

        We may be able to incur additional debt in the future. Although the indenture governing the notes contains restrictions on our ability to incur indebtedness, those restrictions are subject to a number of exceptions. In particular, we may borrow under the revolving credit facility. In addition, if we designate some of our restricted subsidiaries under the indenture as unrestricted subsidiaries, those unrestricted subsidiaries would be permitted to borrow beyond the limitations specified in the indenture and engage in other activities in which restricted subsidiaries may not engage. We may also consider investments in joint ventures or acquisitions that may increase our indebtedness. Also, under the indenture, we will be able to make restricted payments in certain circumstances. Adding new debt to current debt levels or making otherwise restricted payments could intensify the related risks that we and our subsidiaries now face.

         Your right to receive payments on the notes is effectively subordinated to the rights of our and our restricted subsidiaries' existing and future secured creditors.

        The revolving credit facility is secured by liens on substantially all of our assets and the assets of our restricted subsidiaries. Accordingly, the notes will be effectively subordinated to any secured indebtedness incurred under the revolving credit facility to the extent of the value of the assets securing the revolving credit facility. In the event of any distribution or payment of our or any guarantor's assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our or our restricted subsidiaries' assets that constitute their collateral. Holders of notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as such notes, and potentially with all of our or any restricted subsidiary's other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.

         The notes will be structurally subordinated to all indebtedness of those of our existing or future subsidiaries that are not, or do not become, guarantors of the notes.

        The indenture governing the notes does not require all of our subsidiaries to become guarantors of the notes. Non-guarantor subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes will be structurally subordinated to all indebtedness and other obligations of the non-guarantor subsidiaries such that, in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any such subsidiary, all of such subsidiary's creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of the subsidiary's assets before we would be entitled to any payment. In addition, the indenture governing the notes permits, subject to some limitations, non-guarantor subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

         We may not be able to repurchase the notes upon a change of control as required by the indenture governing the notes.

        Upon the occurrence of certain kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, unless all notes have been previously called for redemption. Other debt securities that we may issue in the future that rank equally in right of payment with the notes may have similar rights as well. Our failure to purchase tendered notes would constitute an event of default under the indenture governing the notes, which in turn would constitute an event of default under our revolving credit facility. In addition, the occurrence of a change of control (as defined under the revolving credit facility) in itself would constitute an event of default under our revolving credit facility.

        It is possible that we may not have sufficient funds at the time of the change of control to make the required repurchase of notes. Moreover, our revolving credit facility restricts, and any future indebtedness we incur may restrict, our ability to repurchase the notes, including following a change of control event. As a result, following a change of control event, we may not be able to repurchase notes unless we first repay all indebtedness outstanding under our revolving credit facility and any of our other indebtedness that contains similar provisions, or obtain a waiver from the holders of such indebtedness to permit us to repurchase the notes. We may be unable to repay all of that indebtedness or obtain a waiver of that type. Any requirement to offer to repurchase outstanding notes may therefore require us to refinance our other outstanding debt, which we may not be able to do on commercially reasonable terms, if at all.

        These repurchase requirements may also delay or make it more difficult for others to obtain control of us. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. See "Description of the New Notes—Repurchase at the Option of Holders—Change of Control."

         Following a sale of a substantial amount of our assets, you may not be able to determine if a change of control that would give rise to a right to have the notes repurchased has occurred.

        The definition of change of control in the indenture governing the notes includes a phrase relating to the sale of "all or substantially all" of our assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

         U.S. federal and state fraudulent transfer laws may permit a court to void, subordinate or limit the notes, and all guarantees as a fraudulent transfer, and, if that occurs, you may not receive any payments on the notes or may be required to return payments received on the notes.

        U.S. federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees of the notes. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the guarantees thereof (or the grant of collateral securing any such obligations) could be voided, subordinated or limited as a fraudulent transfer or conveyance if we or the guarantors of the notes, as applicable, (i) issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors, or (ii) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (ii) only, one of the following is also true at the time thereof:

  •
  we or any guarantor, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

  •
  the issuance of the notes or the incurrence of the guarantees left us or any guarantor, as applicable, with an unreasonably small amount of capital or assets to carry on its business;

  •
  we or any guarantor intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor's ability to pay as they mature; or

  •
  we or any guarantor were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

        As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent such guarantor did not obtain a reasonably equivalent tangible benefit directly or indirectly from the issuance of the notes.

        We cannot be certain as to the standards a court would use to determine whether or not we or any guarantor were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the guarantees would be subordinated to our or any guarantor's other debt. In general, however, a court would deem an entity insolvent if:

  •
  the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they became due.

        If a court were to find that the issuance of the notes or a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or subordinate or limit the notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes or guarantees. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of such debt.

        Each guarantee will contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being avoided under applicable fraudulent transfer laws or may reduce the guarantor's obligation to an amount that effectively makes the guarantee worthless. Finally, as a court of equity, a bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination, if the court determines that: (i) the holder of notes engaged in some type of inequitable conduct, (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of notes and (iii) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

         We face risks related to rating agency downgrades.

        The notes are rated by Moody's Investor Service and Standard & Poor's. If such rating agencies reduce the rating in the future, the market price of the notes would be adversely affected. In addition, if any of our other outstanding debt is subsequently downgraded, raising capital will become more difficult, borrowing costs under revolving credit facility and other future borrowings may increase and the market price of the notes may decrease.

         Many of the covenants contained in the indenture will be suspended if the notes are rated investment grade by either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.

        Many of the covenants in the indenture governing the notes will be suspended if the notes are rated investment grade by either Standard & Poor's Ratings Services or Moody's Investors Service, Inc., and certain other conditions are satisfied. These covenants include restrictions on our ability to pay dividends, to incur debt and to enter into certain other transactions. Suspension of these covenants would allow us to engage in certain transactions that would not have been permitted while these covenants were in force, and the effects of any such transactions will be permitted to remain in place even if the notes are subsequently downgraded. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain such ratings. See "Description of the New Notes—Certain Covenants—Changes in Covenants if Notes Rated Investment Grade."

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our historical ratio of earnings to fixed charges for the periods indicated. For the purposes of calculating the ratio of earnings to fixed charges, "earnings" represents income from continuing operations before income taxes minus income from equity investees plus distributed earnings from equity investees and fixed charges. "Fixed charges" consist of interest expense, including amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest.

	For the three months ended March 31,		For the year ended December 31		For the four months ended December 31	For the year ended August 31,
	2018	2017	2017	2016	2015	2015	2014	2013
Ratio of Earnings to Fixed Charges	7.6	8.5	6.4	–38.2	–121.7	8.3	30.6	13.5

(a)
For the year ended December 31, 2016 and the transition period ended December 31, 2015, earnings were insufficient to cover total fixed charges by $227.7 million and $134.0 million, respectively.

 USE OF PROCEEDS

        We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes, we will receive old notes from you in the same principal amount. The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in our indebtedness.

        The net proceeds from the offering of the old notes were approximately $538.1 million. We used those proceeds, together with the proceeds of a concurrent stock offering, to fund the acquisition of approximately 30,200 net acres of undeveloped acreage and non-operated properties in Weld County, Colorado for $577.5 million (the "GCII Acquisition"), which was completed on December 15, 2017, to pay related fees and expenses, to repurchase our existing senior notes and for general corporate purposes.

THE EXCHANGE OFFER

        The following summary of the registration rights agreement and letter of transmittal is not complete and is subject to, and is qualified in its entirety by, all of the provisions of the registration rights agreement and the letter of transmittal, each of which is filed as an exhibit to the registration statement of which this prospectus is a part. The letter of transmittal is included in this prospectus as Annex A. We urge you to read the entire registration rights agreement and the letter of transmittal carefully.

Purpose and Effect of the Exchange Offer

        In connection with the issuance of the old notes, we entered into a registration rights agreement with respect to the notes. Pursuant to the registration rights agreement, we agreed that we will, subject to certain exceptions,

  •
  prepare and file a registration statement (the "exchange offer registration statement") with the SEC with respect to a registered exchange offer to exchange each outstanding old note for a new note having terms substantially identical in all material respects to such old note (except that the new note will not contain terms with respect to transfer restrictions);

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  after the effectiveness of the exchange offer registration statement, offer the new notes in exchange for the old notes; and

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  keep the exchange offer open for a period of at least twenty (20) business days from the date notice of the exchange offer is mailed or made available to the holders of the old notes.

        We have also agreed to include in the exchange offer registration statement a prospectus for use in any resales by any holder of old notes that is a "participating broker-dealer" (as defined in the registration rights agreement) and to keep such exchange offer registration statement effective until 180 days after the last "exchange date" (as defined in the registration rights agreement) for use by one or more participating broker-dealers; provided that if the letters of transmittal relating to the exchange offer as provided to us indicate that no holder is a broker-dealer, we will not be obligated to maintain the effectiveness of such registration statement after the consummation of the exchange offer.

        In the event that:

  •
  any change in law or in applicable interpretations thereof by the staff of the SEC does not permit us to effect the exchange offer;

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  the exchange offer is not for any other reason completed by November 29, 2018; or

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  any initial purchaser notifies us that its old notes are or were ineligible to be exchanged in the exchange offer under applicable law or applicable interpretations of the SEC staff, then, we and any subsidiary guarantors shall use our commercially reasonable efforts to cause to be filed as soon as reasonably practicable a shelf registration statement providing for the sale of all the old notes by the holders thereof and to have such shelf registration statement become effective; provided that no holder will be entitled to have any "registrable securities" (as defined in the registration rights agreement) included in any shelf registration statement, or entitled to use the prospectus forming a part of such shelf registration statement, until such holder shall have delivered a completed and signed "notice and questionnaire" (as defined in the registration rights agreement) and provided such other information to the Company as is required.

        We will pay, as liquidated damages, additional cash interest on the applicable notes, subject to certain exceptions:

  •
  if we do not complete the exchange offer;

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  if the shelf registration statement, if required, is not declared effective on or prior to November 29, 2018; or

  •
  if the shelf registration statement, if required, is declared effective or automatically becomes effective, and thereafter either ceases to be effective or the prospectus contained therein ceases to be useable for more than 30 days in any 12 month period.

        The additional interest will be increased by 1.00% per annum during the registration default period. We will pay such additional interest on regular interest payment dates.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus, for each $2,000, and $1,000 integral multiples in excess of $2,000, principal amount of old notes properly tendered and not withdrawn before the expiration date of the exchange offer, we will issue $2,000, and $1,000 integral multiples in excess of $2,000, principal amount of new notes. Holders may tender some or all of their old notes pursuant to the exchange offer in denominations of $2,000 and $1,000 integral multiples in excess of $2,000 thereof. The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered.

        The form and terms of the new notes will be the same as the form and terms of the old notes except that:

  •
  the new notes will have a different CUSIP number from the old notes;

  •
  the new notes will be registered under the Securities Act and, therefore, the global securities representing the new notes will not bear legends restricting the transfer of interests in the new notes;

  •
  the new notes will not be subject to the registration rights relating to the old notes; and

  •
  the new notes will not contain provisions for payment of additional interest in case of non-registration.

        The new notes will evidence the same indebtedness as the old notes they replace, and will be issued under, and be entitled to the benefits of, the same indenture governing the issuance of the old notes. As a result, the old notes and the new notes will be treated as a single series of notes under the indenture.

        The initial interest payment date on the notes has not yet occurred. No interest will be paid in connection with the exchange. The new notes will accrue interest from and including the last interest payment date on which interest has been paid on the old notes or, if no interest has been paid on the old notes, from the date of original issue of the old notes. Accordingly, the holders of old notes that are accepted for exchange will not receive accrued but unpaid interest on old notes at the time of tender. Rather, that interest will be payable on the new notes delivered in exchange for the old notes on the first interest payment date after the expiration date.

        Under existing SEC interpretations, the new notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the new notes in the exchange offer in exchange for old notes that were acquired as a result of market-making or other trading activities will be subject to a prospectus delivery requirement with respect to their resale. This view is based on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like this one. We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, the SEC might not treat it in the same way it has treated other exchange offers in the past. You will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, you must meet the following conditions in order to participate in the exchange offer and receive freely transferable new notes:

  •
  you are not an "affiliate" of ours, as defined in Rule 405 of the Securities Act;

  •
  you are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes to be issued in the exchange offer;

  •
  you are acquiring the new notes issued in the exchange offer in the ordinary course of your business;

  •
  you are not a broker-dealer that acquired the old notes directly from us; and

  •
  you are not acting on behalf of any person who could not make the foregoing representations truthfully and completely.

        By tendering your old notes as described in "The Exchange Offer—Procedures for Tendering", you will be representing to us that you satisfy all of the above listed conditions. If you do not satisfy all of the above listed conditions:

  •
  you cannot rely on the position of the SEC set forth in the no-action letters referred to above;

  •
  you cannot tender your old notes in the exchange offer; and

  •
  you must comply with the applicable registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

        In addition, if you are a broker-dealer that acquires new notes pursuant to the exchange offer in exchange for old notes that you acquired as a result of market-making or other trading activities, you may participate in the Exchange Offer but you must comply with the prospectus delivery requirements of the Securities Act in connection with a resale of the new notes. Such broker-dealers may use this prospectus to fulfill their prospectus delivery requirements with respect to the new notes. We have agreed in the registration rights agreement to send a prospectus to any broker-dealer that requests copies in the letter of transmittal accompanying the prospectus until the earlier of 180 days from the completion date of this exchange offer or such time as such broker-dealers no longer hold any old notes.

        Unless you are required to do so because you are a broker-dealer, you may not use this prospectus for an offer to resell, resale or other retransfer of new notes. We are not making this exchange offer to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

        Holders of old notes do not have appraisal or dissenters' rights under state law or under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of Regulation 14E under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Expiration Date

        The exchange offer will expire at 11:59 p.m. Eastern Time, on                , 2018, unless, in our sole discretion, we extend the expiration date. If we so extend the expiration date, the term "expiration date" shall mean the latest date and time to which we extend the exchange offer. Pursuant to the terms of the registration rights agreement, we will use our commercially reasonable efforts to complete the exchange offer within sixty (60) days following the commencement of the exchange offer. Accordingly, we expect that the maximum period of time that the exchange offer will remain in effect, including any extensions, is sixty (60) days from the date it commences.

Extensions, Delays in Acceptance, Termination or Amendment

        The Company reserves the right, in our sole discretion to:

  •
  delay accepting for exchange any old notes in connection with the extension of the exchange offer;

  •
  extend the exchange offer;

  •
  terminate the exchange offer; or

  •
  amend the terms of the exchange offer in any way we determine.

        We will give notice of any delay, extension or termination to the Exchange Agent. In addition, we will give, as promptly as practicable, notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of old notes by press release or other public announcement. Any extension notice will disclose the approximate number of old notes tendered as of the notice date. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of old notes of the amendment or waiver, and extend the offer if required by law, and in any event will extend the offer as necessary such that at least five (5) business days remain in the offer following notice of a material change.

        We intend to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offer prior to 9 a.m., Eastern time, on the next business day after the previously scheduled expiration date.

Conditions to the Exchange Offer

        We will not be required to accept for exchange, or to exchange new notes for, any old notes, and we may terminate the exchange offer as provided in this prospectus at or before the expiration date, if:

  •
  any law, statute, rule or regulation shall have been proposed, adopted or enacted, or interpreted in a manner, which, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

  •
  any action or proceeding is instituted or threatened in any court or by or before the SEC or any other governmental agency with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

  •
  we have not obtained any governmental approval which we, in our reasonable judgment, consider necessary for the completion of the exchange offer as contemplated by this prospectus;

  •
  any change, or any condition, event or development involving a prospective change, shall have occurred or be threatened in the general economic, financial, currency exchange or market conditions in the United States or elsewhere that, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

  •
  any other change or development shall have occurred, including a prospective change or development, that, in our reasonable judgment, has or may have a material adverse effect on us, the market price of the new notes or the old notes or the value of the exchange offer to us; or

  •
  there shall have occurred (i) any suspension or limitation of trading in securities generally on the NYSE American or the over-the-counter market; (ii) a declaration of a banking moratorium by United States federal or New York authorities; or (iii) a commencement or escalation of a war or armed hostilities involving or relating to a country where we do business or other international or national emergency or crisis directly or indirectly involving the United States.

        The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our sole discretion in whole or in part at any time and from time to time. A failure on our part to exercise any of the above rights shall not constitute a waiver of that right, and that right shall be considered an ongoing right which we may assert at any time and from time to time.

        If we determine in our reasonable judgment that any of the events listed above has occurred, we may, subject to applicable law:

  •
  refuse to accept any old notes and return all tendered old notes to the tendering holders and terminate the exchange offer;

  •
  extend the exchange offer and retain all old notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these old notes; or

  •
  waive unsatisfied conditions relating to the exchange offer and accept all properly tendered old notes which have not been withdrawn. With respect to any such waiver, we would treat all tendering holders alike to the extent similarly situated. If this waiver constitutes a material change to the exchange offer, we will disclose this change by means of a prospectus supplement that will be distributed to the registered holders of the old notes. If the exchange offer would otherwise expire, we will extend the exchange offer for five (5) to ten (10) days, depending on how significant the waiver is and the manner of disclosure to registered holders.

        Any determination by us concerning the above events will be final and binding.

        In addition, we reserve the right in our sole discretion, to the extent permitted by applicable law, to:

  •
  purchase or make offers for any old notes that remain outstanding subsequent to the expiration date; and

  •
  purchase old notes in the open market, in privately negotiated transactions or otherwise.

        The terms of any such purchases or offers may differ from the terms of the exchange offer.

Procedures for Tendering

        We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. Because all of the old notes are held in book-entry accounts maintained by the Exchange Agent at DTC, a holder need not submit a letter of transmittal. However, all holders who exchange their old notes for new notes in accordance with the procedures outlined below will be deemed to have acknowledged receipt of, and agreed to be bound by, and to have made all of the affirmative acknowledgements required by and the representations and warranties contained in, the letter of transmittal.

Procedures Applicable to Beneficial Holders

        Only a registered holder of record of old notes may tender old notes in the exchange offer. If you are a beneficial owner of old notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender old notes in the exchange offer, you should contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with our instructions set forth elsewhere in this prospectus and the letter of transmittal. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Procedures Applicable to Old Notes Held in Book-Entry Form with DTC

        The old notes were issued as global securities. Beneficial interests in the old notes, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

        If you hold your old notes in the form of book-entry interests and you wish to tender your old notes for exchange pursuant to the exchange offer, you must transmit to the Exchange Agent on or prior to the expiration date either:

          (1)   a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and received by the Exchange Agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal; or

          (2)   a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the Exchange Agent at the address set forth on the cover page of the letter of transmittal.

        We understand that the Exchange Agent will make a request promptly after the date of this prospectus to establish accounts with respect to the old notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC's system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the Exchange Agent's DTC account in accordance with DTC's electronic Automated Tender Offer Program procedures for such transfer. The exchange of new notes for tendered old notes will only be made after timely:

  •
  confirmation of book-entry transfer of the old notes into the Exchange Agent's account; and

  •
  receipt by the Exchange Agent of an "agent's message" and all other required documents specified in the letter of transmittal.

        The term "agent's message" means a message, transmitted from the DTC participant to DTC and forming part of the confirmation of a book-entry transfer from DTC to the Exchange Agent, which states that DTC has received an express acknowledgment from a participant in DTC tendering old notes and:

  •
  the aggregate principal amount of old notes which have been tendered by the participant;

  •
  that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal and the terms of the exchange offer; and

  •
  that we may enforce such agreement against the participant.

        Delivery of an agent's message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal and described below under "—Procedures for Tendering—Representations on Tendering Old Notes" are true and correct.

Procedures Applicable to Holders of Certificated Old Notes

        No definitive certificated notes are issued and outstanding as of the date of this prospectus. Only registered holders of certificated old notes may tender those notes in the exchange offer. If your old notes are certificated notes and you wish to tender those notes for exchange pursuant to the exchange offer, you must transmit to the Exchange Agent, on or prior to the expiration date, a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth below under "The Exchange Offer—Exchange Agent." In addition, in order to validly tender your certificated old notes the certificates representing your old notes must be received by the Exchange Agent prior to the expiration date.

Procedures Applicable to All Holders

        A tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If a holder tenders less than all of the old notes held by the holder, the tendering holder should so indicate. The amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

        The method of delivery of old notes, the letter of transmittal and all other required documents or transmission of an agent's message to the Exchange Agent is at the election and risk of the holder. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the Exchange Agent before expiration of the exchange offer. Holders should not send the letter of transmittal or old notes to us. Delivery of documents to DTC in accordance with its procedures will not constitute delivery to the Exchange Agent.

        We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. However, we do not expect to treat any holder of outstanding notes differently from other holders to the extent they present the same facts or circumstances.

        Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the Exchange Agent nor any other person will incur any liability for failure to give such notice. Tenders of outstanding notes will not be deemed made until those defects or irregularities have been cured or waived.

        Outstanding notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

        In addition, we reserve the right in our sole discretion to (a) purchase or make offers for any outstanding notes that remain outstanding subsequent to the expiration date, and (b) to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

Representations on Tendering Old Notes

        To exchange your old notes for transferable new notes in the exchange offer, you will be required to represent to the effect that you:

  •
  are not an "affiliate" of ours, as defined in Rule 405 of the Securities Act;

  •
  are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes to be issued in the exchange offer;

  •
  are acquiring the new notes issued in the exchange offer in the ordinary course of your business;

  •
  are not a broker-dealer that acquired the old notes directly from us;

  •
  if you are a broker-dealer that will acquire new notes pursuant to the exchange offer in exchange for old notes that you acquired as a result of market-making or other trading activities, you will comply with the prospectus delivery requirements of the Securities Act in connection with a resale of the new notes; and

  •
  are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

        If you are a broker-dealer and you will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you will be required to (i) inform us per the instructions in the letter of transmittal and (ii) represent that you will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the new notes, as set forth in the letter of transmittal. The letter of transmittal states that, by complying with their obligations, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See also "Plan of Distribution."

        The SEC considers broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the new notes if they participate in the exchange offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes, and may not participate in the exchange offer.

Withdrawal Rights

        Any holder will be entitled to withdraw its tender of old notes, not later than the close of business on the last day of the exchange offer, by (a) sending to the Exchange Agent a facsimile transmission or letter setting forth the name of such holder, the principal amount of new notes delivered for exchange and a statement that such holder is withdrawing its election to have such old notes exchanged or (b) effecting such withdrawal in compliance with the applicable procedures of the DTC.

        For a withdrawal to be effective for DTC participants, holders must comply with their respective standard operating procedures for electronic tenders and the Exchange Agent must receive an electronic notice of withdrawal from DTC.

        Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC. We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, for such withdrawal notices, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to them unless the old notes so withdrawn are validly re-tendered. Any old notes which have been tendered but which are withdrawn or not accepted for exchange will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following the procedures described above under "—Procedures for Tendering" at any time prior to the expiration date.

Exchange Agent

        U.S. Bank National Association has been appointed as the Exchange Agent for the exchange offer. U.S. Bank National Association also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance and requests for additional copies of this prospectus or of the letters of transmittal to the Exchange Agent addressed as follows:

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS2N
St. Paul, MN 55107
Attn: Specialized Finance
Fax: 651-495-8158
Phone: 800-934-6802

        If you deliver the letter of transmittal to the Company or to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

        We will bear the expenses of soliciting tenders with respect to the exchange offer. The principal solicitation is being made by electronic means; however, we may make additional solicitation by telephone or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and reimburse it for its related reasonable out of pocket expenses.

        We will pay the cash expenses to be incurred in connection with the exchange offer. They include the following:

  •
  SEC registration fees;

  •
  fees and expenses of the Exchange Agent and trustee;

  •
  accounting and legal fees and printing costs; and

  •
  related fees and expenses.

Transfer Taxes

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes. If, however, a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

        We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer, nor will this be recorded as a redemption and issuance.

Consequences of Failure to Properly Tender Old Notes in the Exchange

        We will issue the new notes in exchange for old notes under the exchange offer only after timely confirmation of book-entry transfer of the old notes into the Exchange Agent's account and timely receipt by the Exchange Agent of an agent's message and all other required documents specified in the letter of transmittal. Therefore, holders of the old notes desiring to tender old notes in exchange for new notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of old notes for exchange or waive any such defects or irregularities. Old notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act. Thus, you may not resell the old notes, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. There will be no guaranteed delivery procedures for the exchange offer.

        Participation in the exchange offer is voluntary. In the event the exchange offer is completed, we will generally not be required to register the remaining old notes, and therefore holders of old notes will not have any further rights to have their old notes exchanged for new notes registered under the Securities Act. Remaining old notes will continue to be subject to the following restrictions on transfer:

  •
  holders may resell old notes only if an exemption from registration is available or, outside the United States, to non-U.S. persons in accordance with the requirements of Regulation S under the Securities Act; and

  •
  the remaining old notes will bear a legend restricting transfer in the absence of registration or an exemption.

        To the extent that old notes are tendered and accepted in connection with the exchange offer, any trading market for remaining old notes could be adversely affected.

        Neither we nor our board of directors make any recommendation to holders of old notes as to whether to tender or refrain from tendering all or any portion of their old notes pursuant to the exchange offer. Moreover, no one has been authorized to make any such recommendation. Holders of old notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of old notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF THE NEW NOTES

        The Company issued the old notes, and will issue the new notes, under an indenture (the "indenture"), between us and U.S. Bank National Association, as trustee (the "trustee"). The old notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. The indenture is governed by the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. For purposes of this Description of the New Notes, unless the context otherwise requires, references to the "notes" includes the new notes, the old notes, and any additional notes (as described below). This Description of the New Notes is qualified by the indenture which is filed as an exhibit to the registration statement of which this prospectus is part.

        You can find the definitions of terms used in this Description of the New Notes below under the caption "—Certain Definitions." Capitalized terms used in this Description of the New Notes, but not defined below under the caption "—Certain Definitions," have the meanings assigned to them in the indenture. In this description, the words "SRC," "we," "us," and "our" refer only to SRC Energy Inc., and not to any of its Subsidiaries or Affiliates.

        All references to "holders" in this Description of the New Notes are to registered holders of the notes. The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the New Notes and the Note Guarantees

The Notes

        The old notes are and the new notes will be:

  •
  general unsecured obligations of the Company;

  •
  pari passu in right of payment with all existing and future senior Indebtedness of the Company;

  •
  senior in right of payment to any future subordinated Indebtedness of the Company;

  •
  effectively junior to all secured Indebtedness to the extent of the value of the assets securing such Indebtedness;

  •
  structurally subordinate in right of payment to all indebtedness and other liabilities, including trade payables, of existing and future subsidiaries that do not guarantee the notes; and

  •
  unconditionally guaranteed by future Guarantors on a senior unsecured basis.

The Note Guarantees

        The Company currently has two subsidiaries, GCL Weld, LLC and Greeley Ranch and Farm, LLC (collectively, the "Existing Subsidiaries"), that are not currently guarantors under the Indenture. However, in the future, each of the Company's Domestic Subsidiaries will be required to guarantee the notes if, on any date after the date of the indenture, such Domestic Subsidiary (i) Guarantees (or otherwise becomes liable for) Indebtedness under any Credit Facility and (ii) is a Material Subsidiary. Domestic Subsidiaries will be required to become Guarantors under the circumstances described below under "—Certain Covenants—Additional Note Guarantees". Substantially all of the Company's operations, including the operations that are the subject of the GCII Acquisition, are conducted through SRC Energy Inc. The Company's Existing Subsidiaries represent less than 1.0% of the Company's consolidated assets at March 31, 2018 and had no revenue for the year ended December 31, 2017 and three months ended March 31, 2018, respectively.

        Each Note Guarantee will be:

  •
  a general unsecured obligation of the Guarantor;

  •
  pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor;

  •
  senior in right of payment to all existing and future subordinated Indebtedness of that Guarantor;

  •
  effectively subordinated to all borrowings and other liabilities of any Guarantors under the Credit Agreement, and any other existing or future secured Indebtedness to the extent of the value of the collateral securing such Indebtedness; and

  •
  structurally subordinated to all indebtedness and other liabilities of any of our future Subsidiaries that do not Guarantee the notes. See "Risk Factors—Risks Associated with our Indebtedness and the Notes—Your right to receive payments on the notes is effectively subordinated to the rights of our and our restricted subsidiaries' existing and future secured creditors" and "—The notes will be structurally subordinated to all indebtedness of those of our existing or future subsidiaries that are not, or do not become, guarantors of the notes."

        As of the date of the indenture, our Existing Subsidiaries will be Restricted Subsidiaries. However, under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any Unrestricted Subsidiary, such Unrestricted Subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to the Company.

Principal, Maturity and Interest

        The old notes had, and the new notes will have (together with any old notes that remain outstanding) an initial aggregate principal amount of $550.0 million. The Company may issue additional notes under the indenture from time to time; provided, however, that if the additional notes are not fungible with the old notes or the new notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The old notes, the new notes issued in this exchange offer and any additional notes will be treated as a single class for all purposes under the indenture, including without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on December 1, 2025.

        Interest on the notes will accrue at the rate of 6.250% per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on June 1, 2018. The Company will make each interest payment to the holders of record on the immediately preceding May 15 and November 15. If a payment date falls on a day that is not a Business Day, the payment to be made on such payment date will be made on the next succeeding Business Day with the same force and effect as if made on such payment date, and no additional interest will accrue as a result of such delayed payment.

        Additional interest may accrue on the notes as liquidated damages in certain circumstances described under the caption "—Registration Rights; Additional Interest." All references to "interest" in this description are deemed to include any additional interest that may be payable on the notes pursuant to the registration rights agreement.

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a holder of notes has given wire transfer instructions to the Company or the paying agent, the Company will pay all principal of, premium, if any, on, and interest on, that holder's notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within New York City and the State of New York unless the Company elects to make interest payments by check mailed to the noteholders at their respective addresses set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The trustee is currently acting as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer

        The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Company will not be required to transfer any note selected for redemption. Also, the Company will not be required to transfer any note for a period of 15 days before a selection of notes to be redeemed or between a record date and the next succeeding interest payment date.

Note Guarantees

        The notes initially will not be guaranteed by the Company's Existing Subsidiaries, which represent less than 1.0% of the Company's consolidated assets at March 31, 2018 and had no revenue for the year ended December 31, 2017 and for the three month period ended March 31, 2018, respectively. In the future, Domestic Subsidiaries of the Company that (i) Guarantee Indebtedness under any Credit Facility and (ii) are a Material Subsidiary will be required to Guarantee the notes under the circumstances described under "—Certain Covenants—Additional Note Guarantees." These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law, although this limitation may not be effective to prevent the Note Guarantees from being voided in bankruptcy. See "Risk Factors—Risks Associated with our Indebtedness and the Notes—U.S. federal and state fraudulent transfer laws may permit a court to void, subordinate or limit the notes and all guarantees as a fraudulent transfer, and, if that occurs, you may not receive any payments on the notes or may be required to return payments received on the notes."

        A Guarantor may not: (1) consolidate or merge with or into another Person (whether or not such Guarantor is the surviving Person), other than the Company or another Guarantor, or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of such Guarantor in one or more related transactions, to another Person, other than the Company or another Guarantor, unless:

  (1)
  immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists; and

  (2)
  either:

    (a)    the Person acquiring the properties or assets in any such sale, assignment, transfer, conveyance, or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under its Note Guarantee, the indenture and (if then in effect) the registration rights agreement pursuant to a supplemental indenture and a supplement to the registration rights agreement, in form reasonably satisfactory to the trustee; or

    (b)    the Net Proceeds of such transaction or series of transactions are applied in a manner that does not violate the "Asset Sales" provisions of the indenture.

        The Note Guarantee of a Guarantor will automatically be released:

  (1)
  upon any sale or other disposition of all or substantially all of the properties or assets of that Guarantor by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company if the sale or other disposition does not violate the "Asset Sales" provisions of the indenture;

  (2)
  in connection with any sale or other disposition of Capital Stock of that Guarantor by way of merger, consolidation or otherwise to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the "Asset Sales" provisions of the indenture and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

  (3)
  if the Company designates such Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

  (4)
  upon the liquidation or dissolution of such Guarantor in a transaction or series of transactions that does not violate the terms of the indenture; or

  (5)
  upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge."

Optional Redemption

        At any time prior to December 1, 2020, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of notes issued under the indenture, upon notice as provided in the indenture, at a redemption price equal to 106.250% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date), with an amount of cash not greater than the net cash proceeds of one or more Equity Offerings by the Company, provided that:

  (1)
  at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding any additional notes and notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

  (2)
  the redemption occurs within 180 days of the date of the closing of such Equity Offering.

        At any time prior to December 1, 2020, the Company may on any one or more occasions redeem all or a part of the notes, upon notice as provided in the indenture, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        On or after December 1, 2020, the Company may on any one or more occasions redeem all or a part of the notes, upon notice as provided in the indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on December 1 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2020	104.688%
2021	103.125%
2022	101.563%
2023 and thereafter	100.000%

        Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

        Except as described under the preceding paragraphs under "Optional Redemption" and as described in the final paragraph under "—Repurchase at the Option of Holders—Change of Control," the notes will not be redeemable prior to December 1, 2020. The Company will not be, however, prohibited from acquiring the notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of the indenture.

        Any redemption described above is subject to the terms and conditions described under "Selection and Notice", including that any such redemption may, at the Company's discretion, be subject to one or more conditions precedent.

Mandatory Redemption

        The Company is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, each holder of notes will have the right, except as provided below, to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer to make a cash payment (a "Change of Control Payment") equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to the date of purchase (the "Change of Control Purchase Date"), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        Within 30 days following any Change of Control, or at the Company's option, prior to such Change of Control but after it is publicly announced, the Company will send a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering (a "Change of Control Offer") to repurchase notes properly tendered prior to the expiration date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, or such later date as is necessary to comply with law, pursuant to the procedures required by the indenture and described in such notice.

        Promptly following the expiration of the Change of Control Offer, the Company will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer.

        Promptly after such acceptance, the Company will, on the Change of Control Purchase Date, to the extent lawful:

  (1)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (2)
  deliver or cause to be delivered to the trustee the notes accepted for payment, together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

        The paying agent will promptly mail or wire transfer to each holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable, except as described in the following paragraph. Except as described above with respect to a Change of Control, the indenture will not contain provisions that permit the holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the price, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption of all outstanding notes has been given pursuant to the indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price, or (3) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an "Alternate Offer") any and all notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all notes properly tendered in accordance with the terms of the Alternate Offer. Notwithstanding anything to the contrary contained in the indenture, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made. The closing date of any such Change of Control Offer or Alternate Offer made in advance of a Change of Control may be changed to conform to the actual closing date of the Change of Control; provided that such closing date is not earlier than 30 days nor later than 60 days from the date the Change of Control Offer or Alternate Offer notice is sent as described in this section.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of the Company and its Subsidiaries taken as a whole to another Person may be uncertain.

        In the event that holders of not less than 90% in aggregate principal amount of the outstanding notes accept a Change of Control Offer or Alternate Offer and the Company (or any third party making such Change of Control Offer or Alternate Offer in lieu of the Company as described above) purchases all of the notes held by such holders, the Company (or any third party making such Change of Control Offer or Alternate Offer in lieu of the Company as described above) will have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment, plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the notes that remain outstanding, to the date of redemption (subject to the rights of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Asset Sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Company or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the consummation of such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

  (2)
  at least 75% of the aggregate consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies the Company or such Restricted Subsidiary against further liability;

  (b)
  with respect to any Asset Sale of oil and natural gas properties by the Company or any of its Restricted Subsidiaries where the Company or such Restricted Subsidiary retains an interest in such property, any agreement by the transferee (or an Affiliate thereof) to pay all or a portion of the costs and expenses of the Company or such Restricted Subsidiary related to the exploration, development, completion or production of such properties and activities related thereto;

  (c)
  any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are, within 180 days of the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

  (d)
  any Capital Stock or assets of the kind referred to in clause (2) or (4) of the next paragraph; and

  (e)
  any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (e) since the date of the indenture, not to exceed an amount equal to 10.0% of the Company's Adjusted Consolidated Net Tangible Assets (determined at the time of receipt of such Designated Non-cash Consideration), with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or one or more of its Restricted Subsidiaries may apply an amount equal to the amount of such Net Proceeds at its option to any combination of the following:

  (1)
  to repay, repurchase or redeem any senior Indebtedness of the Company or any Guarantor, in each case owing to a Person other than the Company or any Restricted Subsidiary;

  (2)
  to acquire all or substantially all of the assets, or any Capital Stock, of one or more other Persons primarily engaged in the Oil and Gas Business, if, after giving effect to any such acquisition of Capital Stock, such Person becomes a Restricted Subsidiary of the Company;

  (3)
  to make capital expenditures in respect of the Company's or any of its Restricted Subsidiaries' Oil and Gas Business; or

  (4)
  to acquire other assets that are not classified as current assets under GAAP and that are used or useful in the Oil and Gas Business.

        The requirement of clause (2) or (4) of the immediately preceding paragraph shall be deemed to be satisfied if a bona fide binding contract committing to make the acquisition referred to therein is entered into by the Company or any of its Restricted Subsidiaries with a Person other than an Affiliate of the Company within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within 180 days following the date such agreement is entered into.

        Pending the final application of any Net Proceeds, the Company or any of its Restricted Subsidiaries may invest the Net Proceeds in any manner that is not prohibited by the indenture.

        The Net Proceeds from Asset Sales that are not applied or invested as provided in the second and third paragraphs of this section will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, within ten business days thereof, the Company will make an offer (an "Asset Sale Offer") to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem such Indebtedness with the proceeds of sales of assets, to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the notes and other Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any of its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and pari passu indebtedness tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of notes, the trustee will select the notes to be purchased on a pro rata basis (except that any notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate unless otherwise required by law), based on the amounts tendered (with such adjustments as may be deemed appropriate by the Company so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 (the "Exchange Act") and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" or "Asset Sales" provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Change of Control" or "Asset Sales" provisions of the indenture by virtue of such compliance.

        The Credit Agreement contains, and future agreements may contain, direct or indirect prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require the Company to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Company and its Subsidiaries or otherwise. In the event a Change of Control or Asset Sale occurs at a time when the Company is effectively prohibited from purchasing notes, the Company could seek the consent of the relevant senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain a consent or repay those borrowings, the Company will remain effectively prohibited from purchasing notes. In that case, the Company's failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, the Company's ability to pay cash to the holders of notes upon a repurchase may be limited by the Company's then existing financial resources. See "Risk Factors—Risks Associated with our Indebtedness and the Notes—We may not be able to repurchase the notes upon a change of control as required by the indenture governing the notes."

Selection and Notice

        If less than all of the notes are to be redeemed under any of the redemption provisions in the indenture, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under "—Book-Entry, Delivery and Form," based on a method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate unless otherwise required by law) unless otherwise required by law or applicable stock exchange or depositary requirements.

        No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail (or sent electronically if DTC is the recipient) at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

        Any such redemption may, at the Company's discretion, be subject to one or more conditions precedent, including any related Equity Offering. If such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Company's discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice was sent), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Subject to the provisions of the preceding paragraph, notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on notes or portions of notes called for redemption, unless the Company defaults in making the redemption payment.

Certain Covenants

Changes in Covenants if Notes Rated Investment Grade

        If:

          (1)   the notes are rated Baa3 or better by Moody's or BBB– or better by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Section 3(a) (62) of the Exchange Act selected by the Company as a replacement agency); and

          (2)   no Default or Event of Default shall have occurred and be continuing,

then, beginning on that date and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this prospectus will be suspended:

          (1)   "—Repurchase at the Option of Holders—Asset Sales";

          (2)   "—Restricted Payments";

          (3)   "—Incurrence of Indebtedness and Issuance of Preferred Stock";

          (4)   "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries";

          (5)   "—Designation of Restricted and Unrestricted Subsidiaries";

          (6)   "—Transactions with Affiliates"

          (7)   "—Business Activities"; and

          (8)   clause (4) of the covenant described below under the caption "—Merger, Consolidation or Sale of Assets."

        During any period that the foregoing covenants have been suspended (the "Suspension Period"), the Company's Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described below under the caption "—Designation of Restricted and Unrestricted Subsidiaries" or the second paragraph of the definition of "Unrestricted Subsidiaries."

        Notwithstanding the foregoing, if the ratings assigned to the notes by both such ratings agencies should subsequently decline to below Baa3 and BBB– from Moody's or S&P, respectively, the foregoing covenants will be reinstituted as of and from the date both such ratings were below investment grade. Calculations under the reinstated "Restricted Payments" covenant will be made as if the "Restricted Payments" covenant had been in effect since the date of the indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. Furthermore, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been incurred or issued pursuant to clause (2) of the definition of "Permitted Debt" appearing in the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock."

        In addition, for purposes of the covenant described under "—Transactions with Affiliates," all agreements and arrangements entered into by the Company or any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period will be deemed to have been entered into prior to the date of the indenture and permitted by clause (7) of such covenant, and for purposes of the covenant described under "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries," all contracts entered into during the Suspension Period that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the date of the indenture.

        There can be no assurance that the notes will ever achieve an investment grade rating or that any such rating will be maintained.

Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

          (2)   repurchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

          (3)   make any payment on or with respect to, or repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding (A) any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries and (B) the purchase or other acquisition of subordinated Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase or other acquisition), except a payment of interest or principal at the Stated Maturity thereof; or

          (4)   make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

          (a)   no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

          (b)   the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (c)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11) of the next succeeding paragraph), is less than the sum, without duplication, of:

              (i)  50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the Company's fiscal quarter in which the notes are originally issued to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

             (ii)  100% of the aggregate net cash proceeds and the Fair Market Value of property or securities other than cash (including marketable securities, other than marketable securities of the Company or a Subsidiary of the Company, and including Capital Stock of Persons, other than the Company or a Subsidiary of the Company, engaged primarily in the Oil and Gas Business or assets used or useful in the Oil and Gas Business), in each case received by the Company since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than (i) Disqualified Stock and (ii) net cash proceeds received from an issuance or sale of such Equity Interests to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary (unless such loans have been repaid with cash on or prior to the date of determination)) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

            (iii)  to the extent not already included in Consolidated Net Income for such period, if any Restricted Investment that was made by the Company or any of its Restricted Subsidiaries after the date of the indenture is (A) sold for cash (other than to the Company or any Subsidiary of the Company), (B) reduced as a result of (I) repayment of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary, (II) other repurchases, repayments or redemptions of such Restricted Investments, or (III) the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) that constituted a Restricted Investment, or (C) otherwise cancelled, liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment resulting from such sale, liquidation or repayment (less any out-of-pocket costs incurred in connection with any such sale); plus

            (iv)  the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the date of the indenture of any such Indebtedness for Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property (other than such Equity Interests), distributed by the Company upon such conversion or exchange and excluding the net cash proceeds from the conversion or exchange financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary), together with the net proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon such conversion or exchange; plus

             (v)  to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of the indenture is redesignated as a Restricted Subsidiary pursuant to the terms of the indenture or is merged or consolidated with or into, or transfers or otherwise disposes of all of substantially all of its properties or assets to or is liquidated into, the Company or a Restricted Subsidiary after the date of the indenture, the lesser of, as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation, (A) the Fair Market Value of the Company's Investment in such Subsidiary (or of the properties or assets disposed of, as applicable) as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation and (B) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture; plus

            (vi)  any dividends or distributions received in cash by the Company or a Restricted Subsidiary after the date of the indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Company for such period.

        The preceding provisions will not prohibit:

          (1)   the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the indenture;

          (2)   the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for purposes of clause (c)(ii) of the preceding paragraph and will not be considered to be net cash proceeds from an Equity Offering for purposes of the "Optional Redemption" provisions of the indenture;

          (3)   the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

          (4)   the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (including the payment of any required premium and any fees and expenses incurred in connection with such repurchase, redemption, defeasance or other acquisition or retirement) with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

          (5)   repurchases of Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the notes or a Note Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated Indebtedness in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated Indebtedness in the event of an Asset Sale, in each case, plus accrued and unpaid interest thereon, to the extent required by the terms of such Indebtedness, but only if:

            (a)   in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations under the provisions described under "—Repurchase at the Option of Holders—Change of Control"; or

            (b)   in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations in accordance with the covenant under the heading "—Repurchase at the Option of Holders—Asset Sales";

          (6)   so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve- month period (with unused amounts in any twelve-month period being carried over to succeeding twelve- month periods);

          (7)   the repurchase of Equity Interests deemed to occur upon the exercise of stock or other equity options to the extent such Equity Interests represent a portion of the exercise price of those stock or other equity options and any repurchase or other acquisition of Equity Interests made in lieu of or to satisfy the Company's tax withholding obligations in connection with any exercise, exchange or vesting of equity compensation (including stock options, warrants, incentives, restricted stock, restricted stock units, phantom stock, performance shares, performance share units or other rights to acquire Equity Interests);

          (8)   so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Preferred Stock of any Restricted Subsidiary of the Company issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock";

          (9)   payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants, the conversion or exchange of Capital Stock of any such Person or any other transaction permitted by the indenture;

          (10) other Restricted Payments in an aggregate amount not to exceed the greater of (i) $35.0 million and (ii) 3.0% of Adjusted Consolidated Net Tangible Assets (determined as of the time of such Restricted Payment) since the date of the indenture;

          (11) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of all or substantially all of the assets of the Company that complies with the provisions described under the caption "—Merger, Consolidation or Sale of Assets"; and

          (12) repurchases or redemptions of shares of common Equity Interests of the Company from any holder of less than 100 shares of such common Equity Interests; provided that the aggregate amount paid for all such repurchases or redemptions shall not exceed $1.0 million in any fiscal year.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend or distribution, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined in accordance with the definition of "Fair Market Value".

        For purposes of determining compliance with the covenant described above, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (12) of the second preceding paragraph, the Company shall, in its sole discretion, classify such Restricted Payment, or later classify, reclassify or re-divide all or a portion of such Restricted Payment in any manner that complied with such covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or Preferred Stock, as applicable (collectively, "Permitted Debt"):

          (1)   the incurrence by the Company and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) not to exceed the greatest of (i) $450.0 million, (ii) $100.0 million plus 30.0% of the Company's Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence and (iii) the Borrowing Base at the time of incurrence;

          (2)   the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (3)   the incurrence by the Company and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees;

          (4)   the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (i) $40.0 million and (ii) 3.5% of the Company's Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence;

          (5)   the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) of the Company or any of its Restricted Subsidiaries or any Disqualified Stock of the Company, in each case that was incurred under the first paragraph of this covenant or clause (2), (3), (4), (5), (14), (15), or (16) of this paragraph;

          (6)   the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

            (a)   if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

            (b)   (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7)   the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any Preferred Stock; provided, however, that:

            (a)   any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

            (b)   any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

    will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7);

          (8)   the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations not for speculative purposes;

          (9)   the Guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company to the extent that the Guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;

          (10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance, bid, plugging and abandonment, appeal, reimbursement, performance, surety and similar bonds, and completion guarantees provided by the Company or a Restricted Subsidiary of the Company in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and workers' compensation claims in the ordinary course of business;

          (11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

          (12) the incurrence by the Company or any of its Restricted Subsidiaries of in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

          (13) any obligation arising from agreements of the Company or any Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary in a transaction permitted by the indenture; provided that such obligation is not reflected as a liability on the face of the balance sheet of the Company or any Restricted Subsidiary;

          (14) any Permitted Acquisition Indebtedness;

          (15) the incurrence by the Company or any Restricted Subsidiary of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and its Restricted Subsidiaries; and

          (16) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Company of any Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding (other than Indebtedness permitted by clauses (1) through (15) above or the first paragraph of this covenant), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock issued pursuant to this clause (16), not to exceed, at any one time outstanding, the greater of (i) $50.0 million and (ii) 5.0% of the Company's Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence or issuance.

        The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes or the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to divide, classify and reclassify such item of Indebtedness on the date of its incurrence, or later redivide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt and may not be reclassified. The accrual of interest or Preferred Stock or Disqualified Stock dividends or distributions, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness not secured by a Lien in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock or Disqualified Stock as Indebtedness due to a change in accounting principles, and the payment of dividends or distributions on Preferred Stock or Disqualified Stock in the form of additional shares or units of the same class of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued to the extent required by the definition of such term.

        The amount of any Indebtedness outstanding as of any date will be:

          (1)   the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

          (2)   the principal amount of the Indebtedness, in the case of any other Indebtedness; and

          (3)   in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

            (a)   the Fair Market Value of such assets at the date of determination; and

            (b)   the amount of the Indebtedness of the other Person.

Liens

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien (an "Initial Lien") of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets now owned or hereafter acquired, unless the notes or any Note Guarantee of such Restricted Subsidiary, as applicable, are secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by the Initial Lien.

        Any Lien created for the benefit of the holders of the notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1)   pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; provided that the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends, distributions or liquidating distributions before dividends, distributions or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this covenant;

          (2)   make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any of its Restricted Subsidiaries to other Indebtedness incurred by the Company or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

          (3)   sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1)   agreements governing Existing Indebtedness and Credit Facilities, or any other agreements or instruments, as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions contained in the amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are not in the good faith judgment of an officer of the Company materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

          (2)   the indenture, the notes and the Note Guarantees;

          (3)   agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions contained therein are not, in the reasonable good faith judgment of an officer of the Company, materially more restrictive, taken as a whole, than those contained in the indenture, the notes and the Note Guarantees or the Credit Agreement as in effect on the date of the indenture;

          (4)   applicable law, rule, regulation, order, approval, permit or similar restriction;

          (5)   any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided, that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the reasonable good faith judgment of an officer of the Company, no more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

          (6)   customary non-assignment provisions in contracts, licenses, easements or leases, in each case, entered into in the ordinary course of business;

          (7)   purchase money obligations for property acquired and security agreements, mortgages, Capital Lease Obligations or similar instruments that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

          (8)   any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (9)   Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are, in the reasonable good faith judgment of an officer of the Company, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (10) Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

          (11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Company's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

          (12) encumbrances or restrictions applicable only to a Restricted Subsidiary that is not a Domestic Subsidiary;

          (13) encumbrances or restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

          (14) Indebtedness incurred by any Restricted Subsidiary, provided that the restrictions contained in the agreements or instruments governing such Indebtedness (A) apply only in the event of a payment default or a default with respect to a financial covenant in such agreement or instrument and (B) will not materially affect the Company's ability to pay all principal, interest and premium, if any, on the notes, in the reasonable good faith judgment of an officer of the Company; and

          (15) customary encumbrances and restrictions contained in agreements of the types described in the definition of "Permitted Business Investments."

Merger, Consolidation or Sale of Assets

        The Company will not: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving Person), or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

          (1)   either: (a) the Company is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

          (2)   the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Company under the notes, the indenture and (if then in effect) the registration rights agreement pursuant to a supplemental indenture and a supplement to the registration rights agreement, in form reasonably satisfactory to the trustee;

          (3)   immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (4)   the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" or (b) have had a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio for the Company for such four-quarter period.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of properties or assets between or among the Company and its Restricted Subsidiaries. Clauses (3) and (4) of the first paragraph of this covenant will not apply to (1) any merger or consolidation of the Company with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.

        Upon any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Company in accordance with the foregoing in which the Company is not the surviving entity, the surviving Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture with the same effect as if such surviving Person had been named as the Company in the indenture, and thereafter (except in the case of a lease of all or substantially all of the Company's properties or assets), the Company will be relieved of all obligations and covenants under the indenture and the notes.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the properties or assets of a Person.

Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $1 million, unless:

          (1)   the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or, if in the good faith judgment of the Board of Directors of the Company, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and

          (2)   the Company delivers to the trustee:

            (a)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an officers' certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant; and

            (b)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, a resolution of the Board of Directors of the Company set forth in an officers' certificate certifying that such Affiliate Transaction or series of related Affiliated Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company, if any.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1)   any employment or consulting agreement, employee benefit plan, officer or director indemnification, compensation or severance agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

          (2)   transactions between or among the Company or its Restricted Subsidiaries;

          (3)   transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

          (4)   payment of reasonable and customary fees and compensation paid to, and indemnity or insurance provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

          (5)   any issuance of Equity Interests (other than Disqualified Stock) of the Company to, or receipt of a capital contribution from, Affiliates of the Company;

          (6)   Restricted Payments that do not violate the provisions of the indenture described above under the caption "—Restricted Payments" and any Permitted Investment;

          (7)   the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any written agreement to which the Company or any of its Restricted Subsidiaries was a party on the date of the indenture (or any agreement in respect of the GCII Acquisition as in effect on the date of the First Closing of the GCII Acquisition), as such agreements may be amended, modified or supplemented from time to time; provided, however, that any future amendment, modification or supplement to such an agreement entered into after the date of the indenture will be permitted to the extent that its terms do not materially and adversely affect the rights of any holders of the notes (as determined in good faith by the board of directors of the Company) as compared to the terms of such agreement in effect on the date of the indenture (or the date of the First Closing of the GCII Acquisition, as applicable);

          (8)   payments to an Affiliate in respect of the notes or any other Indebtedness of the Company or any of its Restricted Subsidiaries on the same basis as concurrent payments are made or offered to be made in respect thereof to non-Affiliates;

          (9)   loans or advances to or reimbursements of expenses incurred by employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business;

          (10) transactions between the Company or any of its Restricted Subsidiaries and any other Person, a director of which is also on the Board of Directors of the Company or any direct or indirect parent company of the Company, and such common director is the sole cause for such other Person to be deemed an Affiliate of the Company or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as a member of the Board of Directors of the Company or any direct or indirect parent company of the Company, as the case may be, on any transaction with such other Person;

          (11) in the case of contracts for exploring for, producing, marketing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts entered into in the ordinary course of business and otherwise in compliance with the terms of the indenture which are fair to the Company and its Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of the Company, in either case in the reasonable determination of the Board of Directors of the Company or the senior management thereof,; and

          (12) any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph.

Business Activities

        The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

        If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture that (i) incurs or guarantees Indebtedness under any Credit Facility and (ii) is a Material Subsidiary, then, in either case, that Subsidiary will become a Guarantor by executing a supplemental indenture in substantially the form specified in the indenture and delivering an opinion of counsel to the trustee within 30 days after the date that Subsidiary incurred such Indebtedness.

        Any Guarantor that (i) is no longer liable for Indebtedness under any Credit Facility or (ii) is no longer a Material Subsidiary will be released from its Note Guarantee.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be either (1) an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Restricted Payments" or (2) a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," the Company will be in default of such covenant.

        The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

        Notwithstanding the foregoing, with respect to any payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the indenture, the notes or the Note Guarantees in connection with an exchange offer, the Company and any of its Restricted Subsidiaries may exclude (i) holders or beneficial owners of the notes that are not "qualified institutional buyers" as defined in Rule 144A under the Securities Act, or "non-U.S. Persons" as defined in Regulation S under the Securities Act, and (ii) holders or beneficial owners of the notes in any jurisdiction (other than the United States) where the inclusion of such holders or beneficial owners would require the Company or any such Restricted Subsidiary to comply with the registration requirements or other similar requirements under any securities laws of such jurisdiction, or the solicitation of such consent, waiver or amendment from, or the granting of such consent or waiver, or the approval of such amendment by, holders or beneficial owners in such jurisdiction would be unlawful, in each case as determined by the Company in its sole discretion.

Reports

        Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Company will furnish to the holders of notes or cause the trustee to furnish to the holders of notes (or file with the SEC for public availability), within the time periods specified in the SEC's rules and regulations:

          (1)   all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

          (2)   all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

        The availability of the foregoing reports on the SEC's EDGAR filing system will be deemed to satisfy the foregoing delivery requirements.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. The Company will at all times comply with Trust Indenture Act §314(a).

        If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing.

        The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

        If, at any time, the Company does not have a class of equity securities listed on a national securities exchange, the Company will schedule a conference call to be held reasonably promptly, but not more than ten business days following the release of each report containing the financial information referred to in clause (1) above to discuss the information contained in such report. The Company shall be permitted to combine this conference call with any other conference call for other debt or equity holders or lenders. The Company will take reasonable steps to notify holders of notes about such call and provide them and prospective investors in the notes with instructions to obtain access to such conference call concurrently with and in the same manner as each delivery of financial statements pursuant to clause (1) above.

        For the avoidance of doubt, (a) any such reports or other information delivered pursuant to the foregoing will not be required to contain the separate financial information for Guarantors as contemplated by Rule 3-10 of Regulation S-X or any financial statements of unconsolidated subsidiaries or 50% or less owned persons as contemplated by Rule 3-09 of Regulation S-X or any schedules required by Regulation S-X, or in each case any successor provisions and (b) such information shall not be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include, to the extent material, a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company. No certifications or attestations concerning the financial statements or disclosure controls and procedures or internal controls that would otherwise be required pursuant to the Sarbanes-Oxley Act of 2002 will be required, and nothing contained herein or in the indenture shall otherwise require the Company to comply with the terms of the Sarbanes-Oxley Act of 2002 at any time when it would not otherwise be subject to such statute.

        Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any report required by this covenant shall be deemed cured (and the Company shall be deemed to be in compliance with this covenant) upon filing or posting such report as contemplated by this covenant (but without regard to the date on which such report is so filed or posted); provided that such cure shall not otherwise affect the rights of the holders under "—Events of Defaults and Remedies" if the principal of, premium, if any, on, and interest on, the notes have been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded or cancelled prior to such cure.

        In addition, the Company shall furnish to noteholders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

Events of Default and Remedies

        Each of the following is an "Event of Default":

          (1)   default for 30 days in the payment when due of interest on the notes;

          (2)   default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

          (3)   failure by the Company to comply with the provisions described under the captions "—Certain Covenants—Merger, Consolidation or Sale of Assets" or to consummate a purchase of notes when required pursuant to the covenants described under the caption "—Repurchase at the

  Option of Holders—Change of Control," or "—Repurchase at the Option of Holders—Asset Sales,";

          (4)   failure by the Company for 180 days after notice from the trustee or holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with the provisions described under "—Certain Covenants—Reports";

          (5)   failure by the Company for 60 days after notice to the Company by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with any of its other agreements in the indenture;

          (6)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

            (a)   is caused by a failure to pay principal of, premium, if any, on, or interest, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

            (b)   results in the acceleration of such Indebtedness prior to its Stated Maturity,

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $35.0 million or more; provided, however, that if, prior to any acceleration of the notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid, any Default or Event of Default caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

          (7)   failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $35.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed, for a period of 60 days;

          (8)   except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

          (9)   certain events of bankruptcy or insolvency described in the indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately by notice in writing to the Company and, in the case of a notice by holders, also to the trustee specifying the applicable Event of Default and that such notice is a notice of acceleration.

        The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration and its consequences under the indenture, if, among other things, (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, on, and interest on, the notes that has become due solely by such declaration of acceleration, have been cured or waived.

        If a Default or Event of Default occurs and is continuing and is known to the trustee, the trustee must send to each holder notice of the Default or Event of Default within 90 days after it occurs. The trustee, however, may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium, if any, on or interest on, the notes.

        Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

          (1)   such holder has previously given the trustee written notice that an Event of Default is continuing;

          (2)   holders of at least 25% in aggregate principal amount of the then outstanding notes make a written request to the trustee to pursue the remedy;

          (3)   such holder or holders offer and, if requested, provide to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

          (4)   the trustee does not comply with such request within 60 days after receipt of the request and the offer, or provision if requested, of security or indemnity; and

          (5)   during such 60-day period, holders of a majority in aggregate principal amount of the then outstanding notes do not give the trustee a direction inconsistent with such request.

        The Company will be required to deliver to the trustee annually an officers' certificate regarding compliance with the indenture. Upon any officer of the Company becoming aware of any Default or Event of Default, the Company will be required to deliver to the trustee a statement specifying such Default or Event of Default and what action the Company intends to take, if any, regarding such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder or other owner of any Capital Stock of the Company or any Restricted Subsidiary, as such, will have any liability for any obligations of the Company or the Restricted Subsidiaries under the notes, the indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers' certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

          (1)   the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, on, or interest on, such notes when such payments are due from the trust referred to below;

          (2)   the Company's obligations with respect to the notes concerning issuing temporary notes, registration of transfer of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the trustee under the indenture, and the Company's and the Guarantors' obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to the covenants (including the Company's obligation to make Change of Control Offers and Asset Sale Offers), other than the covenant described under "—Merger, Consolidation or Sale of Assets", that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of Default described under "—Events of Default and Remedies" (except those relating to payments on the notes or bankruptcy or insolvency events) will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1)   the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the trustee, to pay the principal of, premium, if any, on, and interest on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

          (2)   in the case of Legal Defeasance, the Company must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Company received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the beneficial owners of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Company must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the beneficial owners of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

          (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6)   the Company must deliver to the trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others;

          (7)   the Company must deliver to the trustee an officers' certificate stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

          (8)   the Company must deliver to the trustee an opinion of counsel stating that the conditions precedent described in clauses (2), (3) and (5) above relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture, the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including additional notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, on, or interest on, the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture, the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including additional notes, if any) voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

          (1)   reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption or repurchase of the notes (except provisions relating to minimum required notice of optional redemption or those provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

          (3)   reduce the rate of or change the time for payment of interest, including additional interest, on any note;

          (4)   waive a Default or Event of Default in the payment of principal of, premium, if any, on, or interest on, the notes (except a rescission of acceleration of the notes by the holders of a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

          (5)   make any note payable in money other than that stated in the notes;

          (6)   make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, premium, if any, on, or interest on, the notes (other than as permitted by clause (7) below);

          (7)   waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

          (8)   release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

          (9)   make any change in the preceding amendment, supplement or waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of notes, the Company, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

          (1)   to cure any ambiguity, defect or inconsistency;

          (2)   to provide for uncertificated notes in addition to or in place of certificated notes;

          (3)   to provide for the assumption of the Company's or a Guarantor's obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or disposition of all or substantially all of the Company's or such Guarantor's properties or assets, as applicable;

          (4)   to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any holder, including to comply with requirements of the SEC or DTC in order to maintain the transferability of the notes pursuant to Rule 144A under the Securities Act ("Rule 144A") or Regulation S under the Securities Act ("Regulation S");

          (5)   to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

          (6)   to conform the text of the indenture, the notes or the Note Guarantees to any provision of the "Description of Notes" in the Offering Memorandum dated November 14, 2017;

          (7)   to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture;

          (8)   to secure the notes or the Note Guarantees pursuant to the requirements of the covenant described above under the subheading "—Certain Covenants—Liens";

          (9)   to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in the indenture; or

          (10) to evidence or provide for the acceptance of appointment under the indenture of a successor trustee.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under the indenture requiring the approval of the holders becomes effective, the Company will send to the holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Satisfaction and Discharge

        The indenture will be satisfied and discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture), when:

          (1)   either:

            (a)   all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

            (b)   all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal of, premium, if any, on, or interest on, the notes to the date of Stated Maturity or redemption;

          (2)   in respect of clause 1(b), no Event of Default has occurred and is continuing on the date of the deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings);

          (3)   the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

          (4)   the Company or any Guarantor has paid or caused to be paid all other sums payable by it under the indenture; and

          (5)   the Company has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at Stated Maturity or on the redemption date, as the case may be.

        In addition, the Company must deliver to the trustee an officers' certificate stating that all conditions precedent to satisfaction and discharge have been satisfied, and an opinion of counsel stating that the conditions precedent to satisfaction and discharge described in clauses (3) and (5) above have been satisfied.

Concerning the Trustee

        U.S. Bank National Association is the trustee under the indenture.

        If the trustee becomes a creditor of the Company or any Guarantor, the indenture will limit the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or of exercising any trust or power conferred on the trustee, subject to certain exceptions. In case an Event of Default has occurred and is continuing, the trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

Governing Law

        The indenture, the notes and the Note Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Book-entry, Delivery and Form

        The new notes will be represented by one or more permanent global notes in registered form, without interest coupons ("Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

        Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. The Company takes no responsibility for these operations and procedures and urges investors to contact DTC or its Participants directly to discuss these matters. Neither the Company nor the trustee nor any of their respective agents will have any responsibility for the performance of DTC or its Participants or Indirect Participants of its obligations under the rules and procedures governing its operations, and the information in this section is subject to change at any time.

        DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants

may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Company that, pursuant to procedures established by it:

          (1)   upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the Participants with portions of the principal amount of the Global Notes; and

          (2)   ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

        Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants.

        The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, premium, if any, on, or interest on or additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company, the Guarantors and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, none of the Company, the Guarantors, the trustee nor any agent of any of the foregoing has or will have any responsibility or liability for:

          (1)   any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2)   any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Company that its current practice, at the due date of any payment in respect of securities such as the notes (including principal, interest, and additional interest, if any), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee, the Company or the Guarantors. None of the Company, the Guarantors or the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Company, the Guarantors and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        DTC has advised the Company that it will take any action permitted to be taken by a holder of the notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the indenture, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to its Participants.

        DTC is under no obligation to perform or to continue to perform such procedures attached herein, and may discontinue such procedures at any time. None of the Company, the Guarantors, the trustee or any of their respective agents will have any responsibility for the performance by DTC or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Same Day Settlement and Payment

        The Company will make payments in respect of the notes represented by the Global Notes, including principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, premium, if any, and interest with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000, if:

          (1)   DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary within 90 days;

          (2)   the Company, at its option, but subject to DTC's requirements, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

          (3)   there has occurred and is continuing an Event of Default, and DTC notifies the trustee of its decision to exchange such Global Note for Certificated Notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Registration Rights; Additional Interest

        The following description is a summary of the material provisions of the Registration Rights Agreement. It does not restate that agreement in its entirety. We urge you to read the Registration Rights Agreement in its entirety because it, and not this description, defines your registration rights as holders of the notes.

        The Company and the initial purchasers entered into the Registration Rights Agreement on November 29, 2017. The Company agreed for the benefit of holders of the old notes to file with the SEC and use commercially reasonable efforts to cause to become effective a registration statement relating to an exchange offer to exchange the old notes for the new notes.

        In the event that applicable interpretations of the staff of the SEC do not permit the Company to effect the exchange offer or if, for any other reason, the Company does not complete the exchange offer by the 360th day following the date of issuance of the old notes, the Company will use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the old notes and to keep that shelf registration statement effective until all old notes covered by the shelf registration statement have been sold. The Company will, in the event of such a shelf registration, provide to each holder copies of a prospectus, notify each holder when the shelf registration statement has become effective, and take certain other actions to permit resales of the old notes. A holder of the old notes that sells notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales, and will be bound by the provisions of the registration rights agreement that are applicable to such a holder of the old notes (including certain indemnification obligations).

        If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective or does not automatically become effective) on or before the 360th day following the date of original issue of the old notes, then the Company will pay additional interest to holders of notes with the effect that the annual interest rate borne by the notes will be increased by one percentage point (1.0%) until the exchange offer is completed or the shelf registration statement is declared effective (or becomes automatically effective). All accrued additional interest will be paid by the Company on the next scheduled interest payment date in the same manner as interest is paid on the notes. Following the time that the notes are registered, the accrual of additional interest will cease. The provisions for additional interest will be the only monetary remedy available to holders under the Registration Rights Agreement.

        Notes not tendered in the exchange offer will continue to be subject to all the terms and conditions specified in the Indenture, including transfer restrictions. Upon exchange of the old notes for new notes, the Registration Rights Agreement will no longer be in effect.

        The Registration Rights Agreement may be amended or supplemented (and rights of holders of old notes thereunder may be waived) only pursuant to the written consent of the holders of a majority in principal amount of the old notes still outstanding; provided, however, that without the consent of each holder of the outstanding old notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder) change any provision of the Registration Rights Agreement in a manner that could affect adversely the rights of such non-consenting holder to receive additional interest in the amount and on the payment dates as provided in the registration rights agreement as in effect on the date of original issue of the old notes.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Adjusted Consolidated Net Tangible Assets" means, as of any date of determination, without duplication:

          (a)   the sum of:

              (i)  the discounted future net revenues from Proved Reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines (before any state or federal income taxes) and giving effect to Hedging Obligations as estimated in a reserve report prepared as of the end of the Company's most recently completed fiscal year, which reserve report is prepared or audited by independent petroleum engineers as to Proved Reserves accounting for at least 80% of all such discounted future net revenues and by the Company's petroleum engineers with respect to any other Proved Reserves covered by such report, as increased by, as of the date of determination, the estimated discounted future net revenues from:

              (A)  estimated Proved Reserves of the Company and its Restricted Subsidiaries acquired since such year-end, and

              (B)  estimated Proved Reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of Proved Reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since such year-end due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, and decreased by, as of the date of determination, the discounted future net revenue attributable to:

              (C)  estimated Proved Reserves of the Company and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since such year-end, and

              (D)  reductions in estimated Proved Reserves of the Company and its Restricted Subsidiaries reflected in such reserve report attributable to downward revisions of estimates of Proved Reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions;

    in the case of the preceding clauses (A) through (D), calculated on a pre-tax basis in accordance with SEC guidelines and estimated by the Company's petroleum engineers or any independent petroleum engineers engaged by the Company for such purpose;

             (ii)  the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no Proved Reserves are attributable, based on the

    Company's books and records as of a date no earlier than the last day of the Company's most recent quarterly or annual period for which internal financial statements are available;

            (iii)  the Consolidated Net Working Capital of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the Company's most recent quarterly or annual period for which internal financial statements are available; and

            (iv)  the greater of:

              (A)  the net book value and

              (B)  the appraised value, as estimated by independent appraisers,

    in each case, of other tangible assets (including Investments in unconsolidated Subsidiaries) of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the Company's most recent quarterly or annual period for which internal financial statements are available; provided that if no such appraisal has been performed, the Company will not be required to obtain such an appraisal and only clause (iv)(A) of this definition will apply, minus, to the extent not otherwise taken into account in the immediately preceding clause (a),

          (b)   the sum of

              (i)  the net book value of any Capital Stock in a Restricted Subsidiary that is not owned by the Company or any of its Restricted Subsidiaries;

             (ii)  to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets, any net gas balancing liabilities of the Company and its Restricted Subsidiaries as of the last day of the Company's most recent annual or quarterly period for which internal financial statements are available;

            (iii)  to the extent included in clause (a)(i) above, the discounted future net revenues, calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the prices utilized in the Company's year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

            (iv)  the discounted future net revenues, calculated on a pre-tax basis in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

        If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if the Company were still using the full cost method of accounting.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Applicable Premium" means, with respect to any note at the time of computation, the excess of:

          (a)   the present value at such time of (i) the redemption price of the note at December 1, 2020 (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption") plus (ii) all required interest payments due on the note through December 1, 2020 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such time plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months); over

          (b)   the principal amount of the note.

        "Asset Sale" means:

          (1)   the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of the Company's Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sales covenant; and

          (2)   the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale by the Company or any of the Company's Restricted Subsidiaries of Equity Interests in any of the Company's Subsidiaries.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

          (1)   any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $20.0 million;

          (2)   a disposition of assets between or among the Company and its Restricted Subsidiaries;

          (3)   an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

          (4)   the sale, lease or other disposition of equipment, inventory, products, services, accounts receivable or other assets in the ordinary course of business (including in connection with any compromise, settlement, or collection of accounts receivable) and any sale or other disposition of damaged, worn-out or obsolete assets (including the abandonment or other disposition of intellectual property) that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole;

          (5)   licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property, including seismic data and interpretations thereof, in the ordinary course of business;

          (6)   any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims;

          (7)   the granting of Liens not prohibited by the covenant described above under the caption "—Liens" and dispositions in connection with Permitted Liens;

          (8)   the sale or other disposition of cash or Cash Equivalents or other financial instruments (other than Oil and Gas Hedging Contracts);

          (9)   a Restricted Payment that does not violate the covenant described above under the caption "—Certain Covenants—Restricted Payments", including the issuance or sale of Equity Interests or the sale, lease or other disposition of products, services, equipment, inventory, accounts receivable or other assets pursuant to any such Restricted Payment, or a Permitted Investment, including the unwinding of any Hedging Obligations, and the issuance or sale of Equity Interests or the sale, lease or other disposition of products, services, equipment, inventory, accounts receivable or other assets pursuant to any such Permitted Investment;

          (10) sale or other disposition of Hydrocarbons or other mineral products or inventory in the ordinary course of business;

          (11) an Asset Swap or the farm-out, lease or sublease of developed or undeveloped crude oil or natural gas properties owned or held by the Company or any Restricted Subsidiary;

          (12) dispositions of crude oil and natural gas properties; provided that at the time of any such disposition such properties do not have associated with them any Proved Reserves; and

          (13) any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary of the Company, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 90 days after the acquisition of, the property that is subject thereto.

        "Asset Sale Offer" has the meaning assigned to that term in the indenture.

        "Asset Swap" means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in the Oil and Gas Business between the Company or any of its Restricted Subsidiaries and another Person; provided, that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided further that any net cash received must be applied in accordance with the provisions described above under the caption "—Repurchase at the Option of Holders—Asset Sales" if then in effect.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

        "Board of Directors" means:

          (1)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

          (2)   with respect to a partnership, the board of directors of the general partner of the partnership;

          (3)   with respect to a limited liability company, the managing member or members or managers or board of managers or any controlling committee of managing members or managers thereof; and

          (4)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Borrowing Base" means , with respect to borrowings under the Credit Agreement and any amendment to and/or modification or replacement thereof in the form of a reserve-based borrowing base credit facility, in each case with lenders that include commercial banks regulated by the U.S. Office of the Comptroller of the Currency, the maximum amount determined or re-determined by the lenders thereunder as the aggregate lending value to be ascribed to the Oil and Gas Properties and other assets of the Company and its Restricted Subsidiaries against which such lenders are prepared to provide loans, letters of credit or other Indebtedness to the credit parties, using customary practices and standards for determining reserve based borrowing base loans and which are generally applied to borrowers in the Oil and Gas Business by commercial lenders, as determined semi-annually during each year and/or on such other occasions as may be required or provided for therein.

        "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in New York City are authorized by law, regulation or executive order to remain closed.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. Notwithstanding the foregoing, any arrangement (whether entered into before or after the date of the indenture) that would not have been classified as a capital lease pursuant to GAAP as in effect on the date of the indenture will be deemed not to represent a Capital Lease Obligation.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

          (1)   United States dollars;

          (2)   Government Securities having maturities of not more than one year from the date of acquisition;

          (3)   certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the United States, in each case having combined capital and surplus of at least

  $100.0 million and a short term deposit rating no lower than A2 or P2 by S&P or Moody's, respectively;

          (4)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within one year after the date of creation thereof; and

          (6)   money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

          (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any "person" (as that term is used in Section 13(d)(3) of the Exchange Act));

          (2)   the adoption of a plan relating to the liquidation or dissolution of the Company;

          (3)   the consummation of any transaction (including any merger or consolidation), the result of which is that any Person (including any "person" as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

          (4)   the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the merger of any Person with or into a Subsidiary of the Company if Capital Stock of the Company is issued in connection therewith, unless holders of a majority of the aggregate voting power of the Voting Stock of the Company, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person.

        "Change of Control Offer" has the meaning assigned to that term in the indenture.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Consolidated EBITDAX" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

          (1)   provision for taxes based on income or profits (including state franchise taxes accounted for as income taxes in accordance with GAAP) of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (2)   the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

          (3)   depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

          (4)   exploration and abandonment expense (if applicable) to the extent deducted in calculating such Consolidated Net Income; plus

          (5)   the accretion of interest charges on future plugging and abandonment obligations and future retirement benefits, to the extent such charges were deducted in calculating such Consolidated Net Income; plus

          (6)   if such Person accounts for its oil and natural gas operations using successful efforts or a similar method of accounting, consolidated exploration expense of such Person and its Restricted Subsidiaries; minus

          (7)   non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; and minus

          (8)   to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of Preferred Stock dividends or distributions; provided that:

          (1)   all extraordinary gains or losses and all gains or losses realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain or loss, will be excluded;

          (2)   the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

          (3)   the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

          (4)   the cumulative effect of a change in accounting principles will be excluded;

          (5)   unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including those resulting from the application of FASB ASC 815, will be excluded; and

          (6)   any asset impairment writedowns on Oil and Gas Properties under GAAP or SEC guidelines will be excluded.

        "Consolidated Net Working Capital" of any Person as of any date of determination means the amount (shown on the balance sheet of such Person and its Restricted Subsidiaries prepared on a consolidated basis in accordance with GAAP as of the end of the most recent fiscal quarter of such Person for which internal financial statements are available) by which (a) all current assets of such Person and its Restricted Subsidiaries other than current assets from Oil and Gas Hedging Contracts, exceeds (b) all current liabilities of the Company and its Restricted Subsidiaries, other than (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties and (iii) any current liabilities from Oil and Natural Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC 815).

        "continuing" means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

        "Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of November 28, 2012, as amended by that certain First Amendment to Credit Agreement dated as of February 12, 2013, Second Amendment to Credit Agreement dated as of June 28, 2013, Third Amendment to Credit Agreement dated as of December 20, 2013, Fourth Amendment to Credit Agreement dated as of June 3, 2014, Fifth Amendment to Amended and Restated Credit Agreement dated as of December 15, 2014, Sixth Amendment to Amended and Restated Credit Agreement dated as of June 2, 2015, Seventh Amendment to Amended and Restated Credit Agreement dated as of January 28, 2016, Eighth Amendment to Amended and Restated Credit Agreement dated as of May 3, 2016, Ninth Amendment to Amended and Restated Credit Agreement dated as of October 14, 2016, Tenth Amendment to Amended and Restated Credit Agreement dated as of April 28, 2017 and Eleventh Amendment to Amended and Restated Credit Agreement dated as of September 27, 2017, by and among SRC Energy Inc., SunTrust Bank, as administrative agent, and the lenders party thereto, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Credit Facilities" means, one or more debt facilities (including the Credit Agreement) or other credit agreements, indentures, commercial paper facilities or other forms of debt financing, in each case, with banks or other institutional lenders, accredited investors or institutional investors providing for revolving credit loans, term loans, term debt, debt securities, capital market financings, private placements, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

        "Customary Recourse Exceptions" means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

        "Default" means any breach of any term of the indenture that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non- cash Consideration pursuant to an officers' certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments." The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that Guarantees or otherwise provides direct credit support for any Indebtedness of the Company (other than a Foreign Subsidiary).

        "Equity Interests" of any Person means (1) any and all Capital Stock of such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such Capital Stock of such Person, but excluding from all of the foregoing any debt securities convertible into or exchangeable for Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

        "Equity Offering" means a public or private sale of Equity Interests of the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) made for cash on a primary basis by the Company, or a cash contribution to the Company's common equity capital from any Person.

        "Existing Indebtedness" means all Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement or the notes or the Note Guarantees) in existence on the date of the indenture, until such amounts are repaid.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company in the case of amounts of $20.0 million or more and otherwise by an officer of the Company (unless otherwise provided in the indenture). Any such determination shall be conclusive.

        "FASB ASC 815" means Financial Accounting Standards Board Accounting Standards Codification Topic No. 815, Derivatives and Hedging.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated EBITDAX of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by the chief financial or accounting officer of the specified Person; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated EBITDAX, including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC) and that are set forth in an officers' certificate signed by the chief financial or accounting officer that states (a) the amount of each such adjustment and (b) that such adjustments are based on the reasonable good faith belief of the officers executing such officers' certificate at the time of such execution and the factual basis on which such good faith belief is based.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1)   acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or by any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

          (2)   the Consolidated EBITDAX attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

          (3)   the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

          (4)   any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

          (5)   any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

          (6)   if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1)   the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) any interest attributable to Dollar-Denominated Production Payments, (ii) write-off of deferred financing costs and (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness, but including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

          (2)   the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3)   any interest on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4)   all dividends or distributions, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any series of Preferred Stock of its Restricted Subsidiaries, other than dividends or distributions on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person.

        "Foreign subsidiary" means any Restricted Subsidiary other than a Domestic Restricted Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States, which are in effect from time to time.

        "Government Securities" means obligations issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support thereof).

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). When used as a verb, "Guarantee" has a correlative meaning.

        "Guarantors" means any Subsidiary of the Company that Guarantees the notes in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under any Interest Rate and Currency Hedges, Oil and Gas Hedging Contracts and other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices, in each case entered into in the ordinary course of business and for non-speculative purposes.

        "Hydrocarbons" means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, natural gas liquids, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

          (1)   in respect of borrowed money;

          (2)   evidenced by or issued in exchange for bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)   in respect of bankers' acceptances;

          (4)   representing Capital Lease Obligations;

          (5)   representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or a trade payable; or

          (6)   representing any Interest Rate and Currency Hedges,

        if and to the extent any of the preceding items (other than letters of credit and Interest Rate and Currency Hedges) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others of the type set forth in clauses (1)-(5) above secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment). Subject to the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

        In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

          (1)   such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

          (2)   such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "Joint Venture General Partner"); and

          (3)   there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person;

  and then such Indebtedness shall be included in an amount not to exceed:

            (a)   the lesser of (i) the net assets of the Joint Venture General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

            (b)   if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Fixed Charges to the extent actually paid by such Person or its Restricted Subsidiaries.

        Notwithstanding the preceding, "Indebtedness" of a Person shall not include:

          (1)   any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens;

          (2)   any obligation of such Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

          (3)   any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person's or such Restricted Subsidiary's direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness;

          (4)   any obligation in respect of any Oil and Gas Hedging Contract;

          (5)   any obligations in respect of (a) bid, performance, completion, surety, appeal and similar bonds, (b) obligations in respect of bankers' acceptances, (c) insurance obligations or bonds and other similar bonds and obligations and (d) any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations, in each case in the ordinary course of business and not relating to obligations for borrowed money;

          (6)   any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets; and

          (7)   all contracts and other obligations, agreements, instruments or arrangements described in clauses (18) and (27) of the definition of "Permitted Liens."

        "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

        "Interest Rate and Currency Hedges" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (excluding any interest in an oil or natural gas leasehold), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, other than a precautionary financing statement respecting a lease not intended as a security agreement.

        "Material Subsidiary" means any Domestic Subsidiary (a) that has consolidated assets that exceed $5.0 million individually, or $15.0 million when aggregated with all other Domestic Subsidiaries that would not otherwise be deemed Material Subsidiaries, of the consolidated assets of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter of the Company for which financial statements are required to be delivered under the indenture, or (b) whose consolidated cash flows exceed $5.0 million individually, or $15.0 million when aggregated with all other Domestic Subsidiaries that would not otherwise be deemed Material Subsidiaries, of the consolidated cash flows of the Company and its Restricted Subsidiaries for the period of four consecutive fiscal quarters of the Company most recently ended for which financial statements are required to be delivered under the indenture.

        "Moody's" means Moody's Investors Service, Inc., and any successor to the ratings business thereof.

        "Net Proceeds" means the aggregate amount of cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale but excluding any non-cash consideration deemed to be cash for purposes of the "Asset Sales" provisions of the indenture), net of the costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale or in order to obtain a necessary consent to such Asset Sale, distributions and other payments required to be made to holders of minority interests in subsidiaries or joint ventures as a result of the Asset Sale, and any escrow or reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

          (1)   as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, in each case other than (i) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by the Company or any Restricted Subsidiary to the extent securing otherwise Non-Recourse Debt of such Unrestricted Subsidiary or joint venture and (ii) Customary Recourse Exceptions; and

          (2)   as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries (other than the

  Equity Interests of an Unrestricted Subsidiary or any joint venture owned by the Company or any Restricted Subsidiary), except for Customary Recourse Exceptions.

        "Note Guarantee" means the Guarantee by each Guarantor of the Company's Obligations under the indenture and the notes, as provided in the indenture.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Oil and Gas Business" means (i) the acquisition, exploitation, exploration, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties, (ii) the gathering, marketing, treating, processing, refining, storage, selling and transporting of any production from such interests or properties and products produced in association therewith, (iii) any business relating to exploration for or development, production, treatment, processing, refining, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith, (iv) oil field sales and services and related activities, (v) development, purchase and sale of real estate and interests therein, and (vi) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (i) through (v) of this definition.

        "Oil and Gas Hedging Contracts" means any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons to be used, produced, processed or sold by the Company or any of its Restricted Subsidiaries that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbons prices and not for speculative purposes.

        "Oil and Gas Properties" means all properties, including equity or other ownership interest therein, owned by such Person or any of its Restricted Subsidiaries which contain or are believed to contain Proved Reserves.

        "Permitted Acquisition Indebtedness" means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Company or (b) such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries; provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, as applicable, either

          (1)   immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company or such Person (if the Company is not the survivor in the transaction) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," or

          (2)   immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or such Person (if the Company is not the survivor in the transaction) is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

        "Permitted Business Investments" means investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas and other Hydrocarbons through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including without limitation (i) ownership interests in oil, natural gas, other Hydrocarbon properties or any interest therein, processing facilities or gathering, transportation, processing, storage or related systems and ancillary real property interest, (ii) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, developments agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements (including for limited liability companies) with third parties, and (iii) direct or indirect ownership interests or Investments in drilling rigs, fracturing units and other related equipment or in Persons that own or provide such equipment.

        "Permitted Investments" means:

          (1)   any Investment in the Company or in a Restricted Subsidiary of the Company;

          (2)   any Investment in Cash Equivalents;

          (3)   any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary of the Company; or

            (b)   such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

          (4)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales," including pursuant to an Asset Swap;

          (5)   any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (6)   any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;

          (7)   Investments represented by Hedging Obligations;

          (8)   loans or advances to officers, directors or employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

          (9)   repurchases of the notes;

          (10) any Guarantee of Indebtedness permitted to be incurred by the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" other than a Guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;

          (11) any Investment existing on, or made pursuant to binding commitments existing on, the date of the indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;

          (12) Investments acquired after the date of the indenture as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries, or all or substantially all of the properties or assets of another Person, in each case, in a transaction that is not prohibited by the covenant described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

          (13) Permitted Business Investments;

          (14) advances and prepayments for asset purchases in the ordinary course of business;

          (15) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (16) surety and performance bonds and workers' compensation, utility, lease, tax, performance and similar deposits and prepaid expenses in the ordinary course of business;

          (17) guarantees by the Company or any of its Restricted Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Company or any such Restricted Subsidiary in the ordinary course of business;

          (18) Investments in any units of any oil and gas royalty trust; and

          (19) other Investments in any Person other than an Affiliate of the Company that is not a Subsidiary of the Company having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding not to exceed the greater of (a) $50.0 million and (b) 4.0% of Adjusted Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (14) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (14) for so long as such Person continues to be a Restricted Subsidiary.

        "Permitted Liens" means:

          (1)   Liens on assets of the Company or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that was incurred pursuant to clause (1) of the definition of Permitted Debt or securing Hedging Obligations related thereto or securing Obligations with regard to Treasury Management Arrangements;

          (2)   Liens in favor of the Company or a Restricted Subsidiary;

          (3)   Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company;

          (4)   Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

          (5)   Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers' compensation obligations, bid, plugging and abandonment and performance bonds, deposits as security for tax and other obligations, or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

          (6)   Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with or financed by such Indebtedness;

          (7)   Liens existing on the date of the indenture (other than Liens pursuant to any Credit Facilities);

          (8)   Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

          (9)   liens for taxes, assessments or other governmental charges or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

          (10) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

          (11) filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

          (12) bankers' Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default, and notices of lis pendens and associated rights related to litigation and Liens for taxes, assessments or other governmental charges being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

          (13) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

          (14) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person's obligations in respect of bankers' acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (15) grants of software and other technology licenses in the ordinary course of business;

          (16) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

          (17) Liens in respect of Production Payments and Reserve Sales; provided, that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales;

          (18) Liens arising under oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

          (19) Liens to secure performance of Hedging Obligations of the Company or any of its Restricted Subsidiaries not for speculative purposes;

          (20) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Indebtedness that does not exceed in aggregate principal amount, at any one time outstanding, the greater of (a) $50.0 million and (b) 5.0% of the Company's Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence;

          (21) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or similar Liens arising by contract or statute in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings;

          (22) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (23) Liens on pipelines and pipeline facilities that arise by operation of law;

          (24) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by the Company or any Restricted Subsidiary to the extent securing Non-Recourse Debt of such Unrestricted Subsidiary or joint venture;

          (25) Liens on escrowed proceeds of debt securities or other Indebtedness permitted by the indenture, or on cash similarly set aside at the time of the incurrence of any Indebtedness permitted by the indenture, or government securities purchased with such cash;

          (26) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;

          (27) Liens arising under the indenture in favor of the trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the indenture; provided that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of the Indebtedness; and

          (28) any Lien renewing, extending, refinancing or refunding a Lien permitted by this definition, including Permitted Refinancing Indebtedness, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries or any Disqualified Stock of the Company (a) issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, or (b) constituting an amendment to or a deferral or renewal of, other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) or any Disqualified Stock of the Company; provided that:

          (1)   the principal amount (or accreted value, if applicable), or in the case of Disqualified Stock, the amount thereof determined in accordance with the definition of Disqualified Stock, of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness or the amount of the Disqualified Stock renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness or accrued and unpaid dividends on the Disqualified Stock, as the case may be, and the amount of all fees and expenses, including premiums, incurred in connection therewith);

          (2)   such Permitted Refinancing Indebtedness has a final maturity date or redemption date, as applicable, that is (a) later than the final maturity date or redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the notes;

          (3)   if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Note Guarantees, as applicable, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

          (4)   such Indebtedness is incurred (other than by way of a Guarantee) or Disqualified Stock is issued either by the Company or by the Restricted Subsidiary of the Company that was the obligor on the Indebtedness or Disqualified Stock being renewed, refunded, refinanced, replaced, defeased or discharged; provided that a Restricted Subsidiary that is also a Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Company, regardless of whether such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being refinanced.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Preferred Stock" means, with respect to any Person, any and all preferred or preference stock or other similar Equity Interests (however designated) of such Person whether outstanding or issued after the date of the indenture.

        "Production Payments" means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

        "Production Payments and Reserve Sales" means the grant or transfer by the Company or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or any of its Restricted Subsidiaries.

        "Proved Reserves" means crude oil and natural gas reserves constituting "proved oil and gas reserves" as defined in Rule 4-10 of Regulation S-X of the Securities Act.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services, and any successor to the ratings business thereof.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of the indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided that, in the case of debt securities that are by their terms convertible into Capital Stock (or cash or a combination of cash and Capital Stock based on the value of the Capital Stock) of the Company, any obligation to offer to repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency, will be treated as a Stated Maturity date of such convertible debt securities.

        "Subsidiary" means, with respect to any specified Person:

          (1)   any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2)   any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Treasury Management Arrangement" means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

        "Treasury Rate" means, in respect of any redemption date, the yield to maturity, as of the time of computation, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such time (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 1, 2020; provided, however, that if the period from the redemption date to December 1, 2020, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (a) calculate the Treasury Rate no later than the second (and no earlier than the fourth) Business Day preceding the applicable redemption date (or, in the case of any redemption in connection with a defeasance of the notes or a satisfaction and discharge of the indenture, on the Business Day preceding such event) and (b) prior to such redemption date, file with the trustee a statement setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

        "Unrestricted Subsidiary" means any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

          (1)   has no Indebtedness other than Non-Recourse Debt;

          (2)   except as permitted by the covenant described above under the caption "—Certain Covenants—Transactions with Affiliates," is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3)   is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4)   has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee would be released upon such designation.

        All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

        "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity which does not have a Board of Directors, Voting Stock means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

          (1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity or redemption, in respect of the Indebtedness or Disqualified Stock, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)   the then outstanding aggregate amount of such Indebtedness or Disqualified Stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax considerations that may be relevant to the exchange of old notes for new notes and to the ownership and disposition of new notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), current, temporary and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect or in existence as of the date of this prospectus, all of which are subject to change, possibly on a retroactive basis, or to different interpretations.

        This summary applies only to holders who purchased old notes at a price equal to the issue price of the old notes (i.e. the first price at which a substantial amount of the old notes were sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers), participate in the exchange described herein, and held the old notes and will hold the new notes as "capital assets" within the meaning of Section 1221 of the Code (generally, investment property) and does not deal with investors that may have special tax situations such as:

  •
  dealers in securities;

  •
  traders in securities;

  •
  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  persons holding notes as part of a conversion transaction, constructive sale or wash sale or other integrated transaction or a hedge, a straddle or synthetic security;

  •
  persons subject to the alternative minimum tax;

  •
  certain former citizens or long-term residents of the United States;

  •
  foreign governments or international organizations;

  •
  financial institutions;

  •
  controlled foreign corporations and passive foreign investment companies, and shareholders of such entities;

  •
  real estate investment trusts and shareholders of such trusts;

  •
  insurance companies;

  •
  regulated investment companies and shareholders of such companies;

  •
  entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;

  •
  pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes, and beneficial owners of pass-through entities; and

  •
  persons that acquire the notes for a price other than their issue price.

        If you are a partnership (including an entity treated as a partnership for U.S. federal tax purposes) holding the notes or a partner in such a partnership, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership, and you should consult your own tax advisor regarding the U.S. federal income tax consequences of the exchange of old notes for new notes and the ownership and disposition of the new notes.

        This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any U.S. state or local income, foreign income, estate or gift or other tax consequences or the effect of any tax treaty. The Company has not sought any ruling from the Internal Revenue Service (the "IRS") with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with these statements and conclusions.

        This summary assumes that the old notes are properly treated for tax purposes as not being issued with original issue discount ("OID") for U.S. federal income tax purposes.

        HOLDERS WHO EXCHANGE OLD NOTES FOR NEW NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS OF ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Contingent Payment Debt Instruments

        In certain circumstances, we may be required to make payments in excess of stated interest and the adjusted issue price of the notes (see "Description of the New Notes—Optional Redemption" and "Description of the New Notes—Repurchase at the Option of Holders—Change of Control"). The possibility of such potential payments may cause the notes to be "contingent payment debt instruments" for U.S. federal income tax purposes. We do not believe that and do not intend to treat such potential payments as causing the notes to be considered contingent payment debt instruments, and our determination is binding on you unless you disclose a contrary position in the manner required by applicable Treasury regulations. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, you may be required to accrue income on the notes, based on a "comparable yield," at a higher rate than the stated interest rate on the notes and to treat as ordinary income (rather than as capital gain) any income realized on a taxable disposition of notes before the resolution of the contingencies. The remainder of this discussion assumes that the notes will not be treated as a contingent payment debt instrument for U.S. federal income tax purposes.

Exchange of Old Notes for New Notes

        The exchange of notes pursuant to the exchange offer described above under "The Exchange Offer" should not constitute a material modification of the terms of the old notes and therefore should not be a taxable event for U.S. federal income tax purposes. Accordingly, you should not recognize gain or loss upon the receipt of new notes in exchange for old notes pursuant to the exchange offer. In addition, you should have the same tax basis and holding period in the new notes received as in the old notes surrendered.

U.S. Holders

        The following summary applies to you only if you are a U.S. Holder (as defined below).

Definition of U.S. Holder

        As used in this discussion, a "U.S. Holder" is a beneficial owner of notes that is for U.S. federal income tax purposes:

  •
  an individual who is a U.S. citizen or U.S. resident alien;

  •
  a corporation (or other entity taxable as a corporation) that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of the source of that income; or

  •
  a trust, if (i) a U.S. court is able to exercise primary supervision over the trust's administration and one or more "United States persons" (within the meaning of the Code) has the authority to control all of the trust's substantial decisions, or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a "United States person."

Interest on the New Notes

        Interest paid on new notes will be taxed as ordinary interest income at the time it is received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes.

Sale or Other Disposition of Notes

        Subject to the discussion above regarding an exchange of notes pursuant to the exchange offer, upon the sale, redemption, exchange, retirement or other taxable disposition of your new notes, you will recognize taxable gain or loss equal to the difference, if any, between:

  •
  the amount realized on the disposition (less any amount attributable to accrued and unpaid interest, which will be taxable as ordinary interest income to the extent you have not previously included such amounts in income in the manner described above under "—Interest on the New Notes"); and

  •
  your adjusted tax basis in the notes.

        Your adjusted tax basis in a note generally will equal the amount you paid for the note.

        Your gain or loss will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if, at the time of the disposition, you have held the notes for more than one year. Under current law, long-term capital gains of non-corporate taxpayers are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        In general, information reporting is required as to certain payments of principal and interest on your notes and on the disposition of your notes, unless you are a corporation or other exempt person. In addition, "backup withholding" at a rate of 28% may apply:

  •
  to any payments made to you of principal and interest on your notes, and

  •
  to payment of the proceeds of a sale or other disposition of your notes,

if you are not exempt and you fail to provide a correct taxpayer identification number certified under penalties of perjury, as well as certain other information, or otherwise to comply with applicable requirements of the backup withholding rules.

        Backup withholding is not an additional tax and may be refunded or credited against your U.S. federal income tax liability, provided that the correct information is timely provided to the IRS.

Medicare Tax on Unearned Income

        A 3.8% tax is imposed on the "net investment income" of certain U.S. citizens and resident aliens, and on the undistributed "net investment income" of certain estates and trusts, in both cases to the extent that net investment income exceeds a certain threshold. Among other items, certain "net investment income" generally includes interest and net gain from the disposition of property (including the notes), less certain deductions.

        You should consult your own tax advisor with respect to the tax consequences of the Medicare Tax on Unearned Income.

Non-U.S. Holders

        The following summary applies to you if you are a Non-U.S. Holder (as defined below).

Definition of Non-U.S. Holder

        You are a "Non-U.S. Holder" for purposes of this discussion if you are a beneficial owner of a note and you are an individual, corporation, estate or trust that is not a U.S. Holder.

Interest on the New Notes

        Payments to you of interest on the notes will not be subject to U.S. federal income or withholding tax if you qualify for the "portfolio interest" exemption. You will qualify for the portfolio interest exemption if:

  •
  you do not, directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  you are not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, actually or constructively, to us;

  •
  you are not a bank receiving interest on the notes in connection with the extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

  •
  such interest is not effectively connected with your conduct of a U.S. trade or business.

        The exemption from taxation and withholding described above and several of the special rules for non-U.S. holders described below generally apply only if you appropriately certify as to your non-U.S. status. You can generally meet the certification requirement by providing a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) to the applicable withholding agent. Other methods might be available to satisfy the certification requirements described above, depending on your particular circumstances. Special rules apply to foreign intermediaries, including partnerships, estates and trusts, and in certain circumstances certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent.

        If you cannot satisfy the requirements of the "portfolio interest" exemption described above, payments of interest made to you generally will be subject to U.S. federal withholding tax at a 30% rate unless (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty, or (ii) the payments of interest are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a "permanent establishment" by you in the United States (see "—Income or Gain Effectively Connected with a Trade or Business in the United States").

Sale or Other Disposition of Notes

        You generally will not have to pay U.S. federal income tax on any gain realized from the sale, redemption, exchange, retirement or other disposition of your notes unless:

  •
  you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your notes and specific other conditions are met; or

  •
  the gain is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. "permanent establishment" maintained by you).

        To the extent that the amount realized on any sale, exchange, redemption or other taxable disposition of the notes is attributable to accrued but unpaid interest not previously included in income, such amount is treated as interest subject to the rules described above under "—Interest on the notes."

Income or Gain Effectively Connected with a Trade or Business in the United States

        If you are engaged in a trade or business in the United States and income or gain in respect of your notes is effectively connected with the conduct of such trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. "permanent establishment" maintained by you), the income or gain generally will be subject to U.S. federal income tax at regular graduated income tax rates in generally the same manner as if you were a U.S. holder. In this case, you will be exempt from the withholding tax on interest discussed above, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. In addition, if you are a foreign corporation, you may be subject to U.S. "branch profits tax" equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under an applicable U.S. income tax treaty. For this purpose, you must include interest, gain and income on your notes in the earnings and profits subject to U.S. branch profits tax if these amounts are effectively connected with your conduct of a trade or business in the United States.

Backup Withholding and Information Reporting

        In certain circumstances, "backup withholding" at a rate of 24% may apply:

  •
  to any payments made to you of principal and interest on your notes, and

  •
  to payment of the proceeds of a sale or other disposition of your notes,

        Backup withholding will not apply to payments made to you if you have provided the required certification that you are not a U.S. person as described in "—Interest on the Notes" above, and provided that the payer does not have actual knowledge or reason to know that you are a U.S. person (as defined in the Code). However, the payer may be required to report to the IRS and you payments of interest on the notes and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement.

        Backup withholding is not an additional tax and may be refunded or credited against your U.S. federal income tax liability, provided that the correct information is timely provided to the IRS.

Foreign Accounts

        Sections 1471 through 1474 of the Code (commonly referred to as "FATCA") generally impose 30% withholding tax on "withholdable payments," which include interest on, and the gross proceeds from the sale or other disposition of, the notes paid to (i) a foreign financial institution (as defined in Section 1471 of the Code) unless it agrees to collect and disclose to the IRS information regarding direct and indirect U.S. account holders and (ii) a non-financial foreign entity unless it certifies certain information regarding substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under U.S. Treasury regulations and IRS guidance, the withholding obligations described above currently apply to interest payments on the notes and will apply to payments of gross proceeds from a sale or other disposition of the notes on or after January 1, 2019. You should consult your own tax advisor with respect to the potential tax consequences of FATCA.

 PLAN OF DISTRIBUTION

        If you want to participate in the exchange offer, you must represent, among other things, that you:

  •
  are not an "affiliate" of ours, as defined in Rule 405 of the Securities Act;

  •
  are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes to be issued in the exchange offer;

  •
  acquired the new notes issued in the exchange offer in the ordinary course of your business;

  •
  are not a broker-dealer that acquired the old notes directly from us;

  •
  if you are a broker-dealer that will acquire new notes pursuant to the exchange offer in exchange for old notes that you acquired as a result of market-making or other trading activities, you will comply with the prospectus delivery requirements of the Securities Act in connection with a resale of the new notes; and

  •
  are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

        This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities.

        New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Until the earlier of 180 days from the expiration date of this exchange offer or such time as such broker-dealers no longer hold any old notes, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.

        We have agreed in the registration rights agreement to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the new notes will be passed upon for us by Davis Graham & Stubbs LLP, Denver, Colorado.

 EXPERTS

Independent Registered Public Accounting Firms

        The financial statements and the effectiveness of SRC Energy Inc.'s internal control over financial reporting as of August 31, 2015 and for the fiscal year then ended, and as of December 31, 2015 and the four month transition period then ended, incorporated in this prospectus by reference to SRC Energy Inc.'s Annual Report on Form 10-K for the for the year ended December 31, 2017, have been audited by EKS&H LLLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements, incorporated in this prospectus by reference to SRC Energy Inc.'s Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of SRC Energy Inc. and subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Independent Petroleum Consultants

        Certain information contained in the documents we include herein and incorporate by reference into this prospectus with respect to the natural gas and oil reserves associated with our natural gas and oil prospects is derived from the reports of Ryder Scott Company L.P., an independent petroleum and natural gas consulting firm, and has been included and incorporated by reference into this prospectus upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports.

Where You Can Find More Information

        We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information, all of which are available for review and copying at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website at www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.

        We also maintain an Internet website at www.srcenergy.com, which provides additional information about our company and through which you can also access our SEC filings. Our website and the information contained in and connected to it are not a part of or incorporated by reference into this prospectus.

Incorporation of Certain Information by Reference

        The following documents filed with the SEC are incorporated by reference herein:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

  •
  the information in our Definitive Proxy Statement on Schedule 14A filed on March 30, 2018, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

  •
  our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018

  •
  our Current Reports on Form 8-K filed on January 30, 2018, February 23, 2018, April 3, 2018 and May 23, 2018;

  •
  all documents, or portions thereof, filed by us subsequent to the date of this registration statement, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby.

        Documents, or portions thereof, furnished or deemed furnished by us are not incorporated by reference into this registration statement. Information that we file later with the SEC will automatically update and supersede the previously filed information.

        You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits specifically are incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

Investor Relations
SRC Energy Inc.
1675 Broadway, Suite 2600
Denver, Colorado 80202
(720) 616-4300

ANNEX A:

LETTER OF TRANSMITTAL

To Tender

$550,000,000 6.250% Senior Notes due 2025
That Have Been Registered Under the Securities Act of 1933
For Any and All Outstanding Unregistered
6.250% Senior Notes due 2025
of
SRC Energy Inc.

Pursuant to the Prospectus dated                        , 2018

        THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON                        , 2018 UNLESS THE EXCHANGE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS2N
St. Paul, MN 55107
Attn: Specialized Finance
Fax: 651-495-8158

For Information, Call: 800-934-6802

        Delivery of this Letter of Transmittal to an address other than as set forth above or transmission of instructions to a facsimile number other than the one listed above will not constitute a valid delivery. The instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

        HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE NEW NOTES FOR THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR OLD NOTES TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

        By execution hereof, the undersigned acknowledges receipt of the prospectus dated                                    , 2018 (the "Prospectus") of SRC Energy Inc., a Colorado corporation (the "Company") which, together with this Letter of Transmittal (the "Letter of Transmittal"), constitutes the Company's offer to exchange (the "Exchange Offer") up to $550,000,000 aggregate principal amount of its 6.250% Senior Notes due 2025 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which the Prospectus constitutes a part, for a like principal amount of its outstanding unregistered 6.250% Senior Notes due 2025 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Prospectus. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

        This Letter of Transmittal is to be used by Holders if delivery of Old Notes is to be made by book-entry transfers to an account maintained by the Exchange Agent at DTC pursuant to the procedures set forth in the Prospectus or certificates representing Old Notes are to be physically delivered to the Exchange Agent herewith by Holders. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

        If delivery of the Old Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at DTC, this Letter of Transmittal need not be manually executed; provided, however, that tenders of Old Notes must be effected in accordance with the procedures mandated by The Depository Trust Company's ("DTC") Automated Tender Offer Program ("ATOP"). If tenders of Old Notes are to be made in accordance with ATOP procedures, a tendering Holder will become bound by the terms and conditions hereof in accordance with the procedures established under ATOP (including by execution hereof, an agreement by the tendering Holder that the Company may rely on the tendering Holder's indication of its status as a broker-dealer as set forth below).

        The term "Holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or the trustee or any other person who has obtained a properly completed bond power from the registered Holder.

        The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer. Holders who wish to tender their Old Notes must complete this letter in its entirety.

        The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address set forth on the cover page of this Letter of Transmittal. See Instruction 8. Requests sent to the Company will not be effective.

        List below the Old Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal. Tenders of Old Notes will be accepted only in authorized denominations.

DESCRIPTION OF OLD NOTES

Name(s) and Address(es) of Holder(s) (Please fill in if blank)	Certificate Number(s)* (attach signed list if necessary)	Aggregate Principal Amount of Old Note(s)	Aggregate Principal Amount Tendered (if less than all)**

TOTAL PRINCIPAL AMOUNT OF OLD NOTES TENDERED

*	Need not be completed by Holders tendering by book-entry transfer.
**	Need not be completed by Holders who wish to tender with respect to all Old Notes listed. Old Notes tendered hereby must be in denominations of $2,000 and $1,000 integral multiples of $2,000 thereof.

☐	CHECK HERE IF OLD NOTES ARE BEING DELIVERED BY DTC BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Book-Entry Account Number:

Transaction Code Number:

BY CREDITING THE OLD NOTES TO THE EXCHANGE AGENT'S ACCOUNT WITH DTC'S ATOP AND BY COMPLYING WITH APPLICABLE ATOP PROCEDURES WITH RESPECT TO THE EXCHANGE OFFER, THE HOLDER OF THE OLD NOTES ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS LETTER OF TRANSMITTAL AND CONFIRMS ON BEHALF OF ITSELF AND THE BENEFICIAL OWNERS OF SUCH OLD NOTES ALL PROVISIONS OF THIS LETTER OF TRANSMITTAL APPLICABLE TO IT AND SUCH BENEFICIAL OWNERS AS FULLY AS IF SUCH BENEFICIAL OWNERS HAD COMPLETED THE INFORMATION REQUIRED HEREIN AND EXECUTED AND TRANSMITTED THIS LETTER OF TRANSMITTAL.
☐	CHECK HERE IF TENDERED BY BOOK-ENTRY TRANSFER AND NON-EXCHANGED OLD NOTES ARE TO BE RETURNED BY CREDITING THE DTC ACCOUNT SET FORTH ABOVE.
☐
CHECK HERE IF YOU ARE A BROKER-DEALER AND ARE ELIGIBLE TO PARTICIPATE IN THE EXCHANGE OFFER. IF SO, YOU WILL RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

ATTENTION BROKER-DEALERS: IMPORTANT NOTICE CONCERNING YOUR ABILITY TO RESELL THE NEW NOTES

IF THE EXCHANGE AGENT DOES NOT RECEIVE ANY LETTERS OF TRANSMITTAL FROM BROKER-DEALERS REQUESTING ADDITIONAL COPIES OF THE PROSPECTUS FOR USE IN CONNECTION WITH RESALES OF THE NEW NOTES, BROKER-DEALERS MAY NOT USE THE PROSPECTUS AND THE COMPANY WILL HAVE NO OBLIGATION TO MAINTAIN THE EFFECTIVENESS OF THE REGISTRATION STATEMENT. IF THE EFFECTIVENESS OF THE REGISTRATION STATEMENT IS TERMINATED, YOU WILL NOT BE ABLE TO USE THE PROSPECTUS IN CONNECTION WITH RESALES OF NEW NOTES AFTER SUCH TIME. SEE SECTION ENTITLED "THE EXCHANGE OFFER—TERMS OF THE EXCHANGE OFFER" CONTAINED IN THE PROSPECTUS FOR MORE INFORMATION. BY EXECUTION HEREOF, THE UNDERSIGNED AGREES THAT THE COMPANY MAY RELY ON THE UNDERSIGNED'S INDICATION OF ITS STATUS AS BROKER-DEALER AS SET FORTH ABOVE.

Ladies and Gentlemen:

        Subject to the terms of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount of Old Notes indicated above. By executing this Letter of Transmittal the undersigned hereby irrevocably constitutes and appoints the Exchange Agent its agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company and as trustee under the indenture for the Old Notes and the New Notes) with respect to the tendered Old Notes with full power of substitution to (i) deliver certificates for such Old Notes to the Company, or transfer ownership of such Old Notes on the account books maintained by DTC, together, in either such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company and (ii) present such Old Notes for transfer on the books of the Company, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Old Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

        The undersigned hereby further represents to the Company that (i) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is an "affiliate" of the Company or its subsidiaries, as defined under Rule 405 under the Securities Act, (ii) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is engaging or intends to engage in the distribution of the New Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the New Notes, (iii) the New Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the New Notes, whether or not such person is the undersigned, (iv) it is not a broker-dealer that acquired Old Notes directly from the Company, and if it is a broker-dealer that holds Old Notes that were acquired for its own account as a result of market-making activities or other trading activities, it will deliver a Prospectus meeting the requirements of the Securities Act in connection with any resales of the New Notes received by it in the Exchange Offer, (v) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer acknowledge and agree that any broker-dealer or any person participating in the Exchange Offer for the purpose of distributing the New Notes (x) must comply with the registration and Prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and (y) cannot rely on the position of the staff of the Securities and Exchange Commission (the "Commission") set forth in the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) and the Morgan Stanley and Co., Inc. no-action letter (available June 5, 1991), as interpreted in the Commission's no-action letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, (vi) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer understand that a secondary resale transaction described in clause (v) above should be covered by an effective registration statement; and (vii) the undersigned is not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (i) through (vii). If the undersigned is a broker-dealer that will receive New Notes for its own account (a "participating broker-dealer") in exchange for Old Notes that were acquired as a result of market-making or other trading activities, it acknowledges that it will deliver a Prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Old Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        The Company has agreed that, subject to the provisions of the registration rights agreement, the Prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of New Notes received in exchange for Old Notes for a period of up to 180 days commencing when New Notes are first issued in the Exchange Offer and ending upon the earlier of the expiration of the 180th day after the Exchange Offer has been completed or such time as such broker-dealers no longer own any Old Notes. In that regard, each participating broker-dealer by tendering such Old Notes and executing, or otherwise becoming bound by, this Letter of Transmittal, agrees that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in the Prospectus untrue in any material respect or which causes the Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference therein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the registration rights agreement, such participating broker-dealer will suspend the sale of New Notes pursuant to the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to the participating broker-dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be.

        The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the assignment and transfer of the Old Notes tendered hereby.

        The undersigned acknowledges that, for purposes of the Exchange Offer, the Company will be deemed to have accepted for exchange, and to have exchanged, validly tendered Old Notes, if, as and when the Company gives oral or written notice thereof to the Exchange Agent.

        All authority herein conferred or agreed to be conferred shall survive the death, incapacity, liquidation, dissolution, winding up or any other event relating to the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

        The undersigned acknowledges that the Company's acceptance of Old Notes validly tendered for exchange pursuant to any one of the procedures described in the section of the Prospectus entitled "The Exchange Offer" and in the instructions hereto will constitute a valid, binding and enforceable agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer.

        Unless otherwise indicated in the box entitled "Special Issuance Instructions" below, please issue the New Notes (and, if applicable, substitute certificates representing Old Notes for any Old Notes not exchanged) in the name of the undersigned or, in the case of a book-entry delivery of Old Notes, please credit the account indicated above maintained at the Book-Entry Transfer Facility. Similarly, unless otherwise indicated under the box entitled "Special Delivery Instructions" below, please send the New Notes (and, if applicable, substitute certificates representing Notes for any Old Notes not exchanged) to the undersigned at the address shown above in the box entitled "Description of Old Notes Tendered."

        THE UNDERSIGNED ACKNOWLEDGES THAT THE EXCHANGE OFFERS ARE SUBJECT TO THE MORE DETAILED TERMS SET FORTH IN THE PROSPECTUS AND, IN CASE OF ANY CONFLICT BETWEEN THE TERMS OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL, THE TERMS OF THE PROSPECTUS SHALL PREVAIL.

        THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED "DESCRIPTION OF OLD NOTES TENDERED" ABOVE AND SIGNING THIS LETTER OF TRANSMITTAL, WILL BE DEEMED TO HAVE TENDERED THE OLD NOTES AS SET FORTH IN SUCH BOX ABOVE.

HOLDER(S) SIGN HERE
X		Date:

Signature of Owner

        Must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) for the Old Notes hereby tendered or on a security position listing, or by any person(s) authorized to become the registered holder(s) by endorsements and documents transmitted herewith. If signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, please set forth the signer's full title. See Instruction 6.

Names

Capacity (Full Title)

Address (including zip code)

Area Code and Telephone Number

Tax Identification Number or Social Security Number

SIGNATURE GUARANTEE
(SIGNATURE(S) MUST BE GUARANTEED IF REQUIRED BY INSTRUCTION 1)

(Name of Eligible Institution Guaranteeing Signatures)

(Address (including zip code) and Telephone Number (including area code) of Firm)

(Authorized Signature)

(Printed Name)

(Title)

Date

SPECIAL ISSUANCE INSTRUCTIONS (See Instruction 4 herein)	SPECIAL DELIVERY INSTRUCTIONS (See Instruction 4 herein)
To be completed ONLY if certificates for Old Notes in a principal amount not tendered are to be issued in the name of, or the New Notes issued pursuant to the Exchange Offer are to be issued to the order of, someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled "Description of Old Notes" within this Letter of Transmittal, or if Old Notes tendered by book-entry transfer that are not accepted for purchase are to be credited to an account maintained at DTC other than the account at DTC indicated above.	To be completed ONLY if certificates for Old Notes in a principal amount not tendered or not accepted for purchase or the New Notes issued pursuant to the Exchange Offer are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or to an address different from that shown in the box entitled "Description of Old Notes" within this Letter of Transmittal or to be credited to an account maintained at DTC other than the account at DTC indicated above.
Name:

(Please Print)
Name:

(Please Print)
Address:

(Please print)
Address:

(Please Print)

Zip Code

Zip Code

Taxpayer Identification or Social Security Number

Taxpayer Identification or Social Security Number
☐ Credit unexchanged Old Notes delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below.

Book-Entry Facility Account Number, if applicable

INSTRUCTIONS
Forming Part of the Terms and Conditions
of the Exchange Offer

1.     Guarantee of Signatures.

        No signature guarantee on this Letter of Transmittal is required if:

            (i)  this Letter of Transmittal is signed by the registered Holder of Old Notes tendered herewith, or

           (ii)  such Old Notes are tendered for the account of a firm that is an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (an "Eligible Institution").

        In all other cases, an Eligible Institution must guarantee the signature(s) on this Letter of Transmittal.

2.     Delivery of this Letter of Transmittal and Old Notes.

        The certificates for the tendered Old Notes (or a confirmation of a book-entry into the Exchange Agent's account at DTC of all Old Notes delivered electronically), as well as a properly completed and duly executed copy of this Letter of Transmittal or facsimile hereof and any other documents required by this Letter of Transmittal must be received by the Exchange Agent at its address set forth herein prior to 11:59 p.m., Eastern Time, on the Expiration Date. The method of delivery of the tendered Old Notes, this Letter of Transmittal and all other required documents to the Exchange Agent are at the election and risk of the Holder and, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the Holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Old Notes should be sent to the Company.

3.     Partial Tenders.

        Holders may tender some or all of their Old Notes pursuant to the Exchange Offer in denominations of $2,000 and $1,000 integral multiples in excess of $2,000 thereof. If a tender for exchange is to be made with respect to less than the entire principal amount of any Old Notes, fill in the principal amount of Old Notes which are tendered for exchange in column (3) of the box entitled "Description of Old Notes." In case of a partial tender for exchange, the untendered principal amount of the Old Notes will be credited to the DTC account of the tendering Holder, unless otherwise indicated in the appropriate box on this Letter of Transmittal, promptly after the expiration or termination of the Exchange Offer.

4.     Signatures on the Letter of Transmittal; Bond Powers and Endorsements.

        If this Letter of Transmittal is signed by the registered holder of the Old Notes tendered hereby, the signature must correspond exactly with the name as written on the face of the certificates without any change whatsoever.

        If any tendered Old Notes are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

        If any tendered Old Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of certificates.

        When this Letter of Transmittal is signed by the registered holder or holders of the Old Notes specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If, however, the New Notes are to be issued, or any nontendered Old Notes are to be reissued, to a person other than the registered holder, then endorsements of any certificates transmitted hereby or separate bond powers are required. Signatures on such certificate(s) or bond powers must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal is signed by a person other than the registered holder or holders of any certificate(s) specified herein, such certificates must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder or holders appear(s) on the certificate(s) and signatures on such certificates(s) or bond powers must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal (or facsimile hereof) or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, or officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Letter of Transmittal.

        Endorsements on Old Notes or signatures on bond powers required by this Instruction 4 must be guaranteed by an Eligible Institution.

5.     Transfer Taxes.

        The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered Holder of the Old Notes tendered hereby, or if tendered Old Notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with this Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

        Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the Old Notes listed in this Letter of Transmittal.

6.     Irregularities.

        All questions as to the form of documents and the validity, eligibility (including time of receipt), acceptance and withdrawal of Old Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders for exchange of any particular Old Notes that are not in proper form, or the acceptance of which would, in the opinion of the Company (or its counsel), be unlawful. The Company reserves the absolute right to waive any defect, irregularity or condition of tender for exchange with regard to any particular Old Notes. The Company's interpretation of the terms of, and conditions to, the Exchange Offer (including the instructions herein) will be final and binding. Unless waived, any defects or irregularities in connection with the Exchange Offer must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notice of any defects or irregularities in Old Notes tendered for exchange, nor shall any of them incur any liability for failure to give such notice. A tender of Old Notes will not be deemed to have been made until all defects and irregularities with respect to such tender have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in this Letter of Transmittal, promptly following the Expiration Date.

7.     Waiver of Conditions.

        The Company reserves the absolute right to amend, waive or modify specified conditions in the Exchange Offer in the case of any Old Notes tendered.

8.     Requests for Information or Additional Copies.

        Questions and requests for assistance and requests for the Prospectus, Letter of Transmittal and the related documents may be directed to the Exchange Agent at the address set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

        IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF), OR AN AGENT'S MESSAGE IN LIEU THEREOF, AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

(DO NOT WRITE IN SPACE BELOW)

Certificate Surrendered	Old Notes Tendered	Old Notes Accepted

Delivery Prepared by	Checked by	Date

PRELIMINARY PROSPECTUS

SRC Energy Inc.

Offer to Exchange up to

$550,000,000

6.250% Senior Notes due 2025
That Have Been Registered Under the Securities Act of 1933

For Any and All Outstanding Unregistered
6.250% Senior Notes due 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Officers and Directors

        The Colorado Business Corporation Act provides that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting, subject to certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. The articles of incorporation of the Company contain such a provision.

        Under the Colorado Business Corporation Act, a Colorado corporation may generally indemnify a person made a party to a proceeding because the person is or was a director or officer of the corporation against any obligation incurred with respect to the proceeding to pay a judgment, settlement, penalty, fine or reasonable expenses incurred in the proceeding if the director or officer acted in good faith and certain other conditions are satisfied. The Colorado Business Corporation Act also authorizes a Colorado corporation to pay for or reimburse the reasonable expenses incurred by a director or officer in defending a proceeding in advance of the final disposition of the proceeding if certain requirements are satisfied.

        The Company has obtained policies of directors' and officers' liability insurance, and has entered into indemnification agreements with its directors and certain of its officers pursuant to which it has generally agreed to indemnify such persons to the extent permitted by applicable law.

Item 21.    Exhibits and Financial Statement Schedules.

Exhibit Number	Exhibit
3.1	Third Amended and Restated Articles of Incorporation of SRC Energy Inc. (the "Company") effective as of May 21, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company filed on May 23, 2018)

3.2	Amended and Restated Bylaws of the Company, effective as of August 18, 2017 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of the Company filed on August 22, 2017)

4.1	Indenture, dated as of November 29, 2017, among the Company and U.S. Bank National Association as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Company filed on November 29, 2017)

5.1*	Opinion of Davis Graham and Stubbs LLP as to the legality of the securities being registered

10.1	Second Amended and Restated Credit Agreement dated as of April 2, 2018, among SRC, SunTrust Bank, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on April 3, 2018)

10.2	Eleventh Amendment to Amended and Restated Credit Agreement, dated as of September 27, 2017, among the Company, SunTrust Bank as Administrative Agent and as an Issuing Bank, and the lenders party thereto (incorporated by reference to Exhibit 99.1 to the Quarterly Report on Form 10-Q of the Company filed on November 1, 2017)

Exhibit Number	Exhibit
10.3	Purchase and Sale Agreement dated May 2, 2016 between Noble Energy, Inc., NBL Energy Royalties, Inc., and Noble Energy Wyco, LLC, as Sellers, and the Company, as Buyer (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on May 3, 2016)

10.4	Note Purchase Agreement, dated as of June 14, 2016, among the Company, MTP Energy Master Fund Ltd., and FS Energy and Power Fund (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on June 14, 2016)

10.5	Purchase and Sale Agreement, dated November 7, 2017, by and between the Company and Noble Energy, Inc. and one of its subsidiaries (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on November 8, 2017)

10.6	Note Purchase Agreement, dated November 14, 2017, among the Company and the initial purchasers named therein (incorporated by reference to Exhibit 10.6 to the Annual Report on Form 10-K of the Company filed on February 21, 2018)

10.7	Registration Rights Agreement, dated November 29, 2017, by and among the Company and the several Initial Purchasers named therein, relating to the 6.250% Senior Notes due 2025 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on November 29, 2017)

10.8	Employment Agreement dated as of May 27, 2015 between the Company and Lynn A. Peterson (incorporated by reference to Exhibit 10.34 to the Current Report on Form 8-K of the Company filed on June 2, 2015)+

10.8.1	First Amendment to Employment Agreement dated as of December 22, 2016 between the Company and Lynn A. Peterson (incorporated by reference to Exhibit 10.5.1 to the Annual Report on Form 10-K of the Company filed on February 23, 2015)+

10.8.2	Second Amendment to Employment Agreement, effective as of February 20, 2018, between Lynn A. Peterson and SRC Energy Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of the Company filed on February 23, 2018)+

10.9	Form of Severance Compensation Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 24, 2016)+

10.10	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.8 to the Annual Report on Form 10-K of the Company filed on October 16, 2015)+

10.11	2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on May 23, 2018)+

10.11.1	Form of Performance Share Unit Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 10-Q of the Company filed on August 4, 2016)+

10.11.2	Form of Restricted Share Unit Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 10-Q of the Company filed on August 4, 2016)+

Exhibit Number	Exhibit
12.1*	Statement of Ratio of Earnings to Fixed Charges

16.1	Letter from EKS&H LLP regarding change in certifying accountant (incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K of the Company filed on June 14, 2016)

23.1*	Consent of Davis Graham and Stubbs LLP (included in Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP

23.3*	Consent of EKS&H LLLP

23.4*	Consent of Ryder Scott Company, L.P.

24.1	Power of Attorney (included in this Registration Statement under "Power of Attorney")

25.1*	Statement of Eligibility of Trustee on Form T-1 of U.S. Bank National Association as Trustee, with respect to the Indenture dated as of November 19, 2017 under the Trust Indenture Act of 1939 as amended

*
Filed herewith.

+
Management contract or compensatory plan or arrangement

Item 22.    Undertakings

        The undersigned Registrant hereby undertakes:

  (a)
  (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unexchanged at the termination of the offering.

    (4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

    (5)    That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

              (i)  any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

            (iv)  any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

  (b)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a3 or Rule 14c3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (d)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (e)
  To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (f)
  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on May 23, 2018.

SRC ENERGY INC.
By:	/s/ LYNN A. PETERSON
	Name:	Lynn A. Peterson
	Title:	Chief Executive Officer, President and Chairman

Power of Attorney

        Each person whose signature appears below hereby severally constitutes and appoints Lynn A. Peterson, James P. Henderson and Cathleen M. Osborn, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LYNN A. PETERSON Lynn A. Peterson	Chief Executive Officer, President and Chairman	May 23, 2018
/s/ JAMES P. HENDERSON James P. Henderson	Executive Vice President and Chief Financial Officer	May 23, 2018
/s/ JARED C. GRENZENBACH Jared C. Grenzenbach	Vice President of Accounting and Chief Accounting Officer	May 23, 2018
/s/ RAYMOND E. MCELHANEY Raymond E. McElhaney	Director	May 23, 2018

Signature	Title	Date

/s/ JACK N. AYDIN Jack N. Aydin	Director	May 23, 2018
/s/ DANIEL E. KELLY Daniel E. Kelly	Director	May 23, 2018
/s/ PAUL J. KORUS Paul J. Korus	Director	May 23, 2018
/s/ JENNIFER S. ZUCKER Jennifer S. Zucker	Director	May 23, 2018